STOCK PURCHASE AGREEMENT

                       FOR THE ACQUISITION

                               OF

                     THE SHANNON GROUP, INC.

                               BY

                   THE MANITOWOC COMPANY, INC.


                  Dated as of October 24, 1995







                              TABLE OF CONTENTS

                                                                        Page

ARTICLE 1 DEFINITIONS                                                     1

     1.1  Agreement Sections                                              1
     1.2  Defined Terms                                                   3
     1.3  Other Definitional Provisions                                   8

ARTICLE 2 SHARE PURCHASE; CLOSING; OTHER AGREEMENTS                       8

     2.1  Sale and Purchase of Shares                                     8
     2.2  Warrants of the Company                                         8
     2.3  Share and Warrant Consideration; Surrender of Certificates      8
     2.4  Earnout                                                         9
     2.5  Post-Closing Adjustment                                        11
     2.6  Closing                                                        12
     2.7  Escrow Agreement                                               13
     2.8  Borrowed Money Debt; Preferred Stock Amounts                   13
     2.9  Duties Concerning Representation                               14
     2.10 Deliveries of Information; Consultation; Schedule Updates      14
     2.11 Acquisition Proposals                                          15
     2.12 Noncompetition                                                 15
     2.13 Company Stockholders' Agent                                    16

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PURCHASER                    17

     3.1  Organization and Standing                                      17
     3.2  Authorization of Agreement                                     17
     3.3  No Violation or Conflict                                       17
     3.4  Consent or Approval of Authorities                             17
     3.5  Litigation                                                     17
     3.6  Brokers                                                        18
     3.7  Investment                                                     18
     3.8  Disclosure                                                     18
     3.9  Financial Capacity                                             18
     3.10 No Other Representations or Warranties                         18

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY STOCKHOLDERS
          WITH RESPECT TO THE COMPANY AND THE SUBSIDIARY                 18

     4.1  Organization and Standing                                      18
     4.2  Authority to do Business                                       19
     4.3  Articles and Certificates of Incorporation and Bylaws;
          Corporate Records                                              19
     4.4  No Subsidiaries                                                19
     4.5  Capitalization                                                 19
     4.6  Rights; Warrants or Options; Dividends                         19
     4.7  Financial Statements                                           20
     4.8  Undisclosed Liabilities                                        20
     4.9  Personal Property                                              20
     4.10 Real Property                                                  21
     4.11 Insurance                                                      21
     4.12 Labor Relations                                                22
     4.13 Permits; Compliance With Law                                   22
     4.14 Litigation                                                     22
     4.15 List of Accounts                                               23
     4.16 List of Personnel                                              23
     4.17 Employee Benefit Plans; ERISA                                  23
     4.18 Absence of Changes                                             24
     4.19 Tax Matters                                                    25
     4.20 Environmental Protection                                       25
     4.21 Intellectual Property                                          27
     4.22 Material Contracts                                             27
     4.23 Transactions With Affiliates                                   27
     4.24 Powers of Attorney                                             28
     4.25 Inventory                                                      28
     4.26 No Pending Acquisitions                                        28
     4.27 Accounts                                                       28
     4.28 Plant and Equipment                                            28
     4.29 Borrowed Money Debt; Preferred Stock; Warrants                 28
     4.30 Customers                                                      28
     4.31 Transaction                                                    28
     4.32 Disclosure                                                     29
     4.33 No Other Representations or Warranties                         29

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
          STOCKHOLDERS REGARDING SHARES AND OTHER MATTERS                29

     5.1  Organization and Standing of Company Stockholders              29
     5.2  Stock Ownership                                                29
     5.3  Authorization of Agreement                                     29
     5.4  No Violation or Conflict                                       30
     5.5  Consent or Approval of Authorities                             30
     5.6  Litigation                                                     30
     5.7  Brokers                                                        30

ARTICLE 6 PRE-CLOSING COVENANTS                                          30

     6.1  Conduct of Business                                            30
     6.2  Pre-Closing Activities                                         30
     6.3  Best Efforts                                                   32
     6.4  Confidentiality                                                32
     6.5  HSR Act; Consents and Approvals                                33
     6.6  Termination of Management Agreement                            33


ARTICLE 7 CONDITIONS TO CLOSING                                          33

     7.1  Conditions to Obligations of Purchaser                         33
     7.2  Conditions to Company Stockholders' Obligations                35

ARTICLE 8 ADDITIONAL AGREEMENTS                                          36

     8.1  Further Assurances                                             36
     8.2  Publicity                                                      37
     8.3  Certain Tax Matters                                            37
     8.4  Further Assurances After Closing                               37
     8.5  Access                                                         37
     8.6  Dispute Resolution Mechanisms                                  38
     8.7  Payment of 1995 Bonuses                                        40
     8.8  Tax Audits                                                     40
     8.9  Specific Performance                                           42

ARTICLE 9 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS;
          INDEMNIFICATION                                                42

     9.1  Company Stockholders Indemnification                           42
     9.2  Purchaser Indemnification                                      43
     9.3  Junker Landfill Indemnification Claim                          43
     9.4  Specific Tax Indemnification Claims                            43
     9.5  Notice of Indemnification Claim                                44
     9.6  Defense by Indemnified Party                                   44
     9.7  Consent to Entry of Judgment or Settlement                     44
     9.8  Defense Cooperation                                            44
     9.9  Reduction in Adverse Consequences for Tax Benefits             44
     9.10 Submission of Claims to Insurance Carriers                     45
     9.11 Indemnification Period                                         45
     9.12 Termination of Indemnification Period                          45
     9.13 Exclusive Remedies                                             45

ARTICLE 10 MODIFICATION, WAIVERS AND TERMINATION                         45


    10.1  Modification                                                   45
    10.2  Waivers                                                        45
    10.3  Termination                                                    46
    10.4  Effect of Termination                                          46

ARTICLE 11 MISCELLANEOUS                                                 46

    11.1  Notices                                                        47
    11.2  Entire Agreement                                               46
    11.3  Benefits; Binding Effect; Assignment                           47
    11.4  Waiver                                                         47
    11.5  No Third Party Beneficiary                                     47
    11.6  Severability                                                   47
    11.7  Expenses                                                       47
    11.8  Section Headings                                               47
    11.9  Counterparts                                                   47
    11.10 Litigation; Prevailing Party                                   48
    11.11 Remedies Cumulative                                            48
    11.12 Governing Law                                                  48
    11.13 Construction                                                   48



                     STOCK PURCHASE AGREEMENT


          This Stock Purchase Agreement is made and entered into as of
October 24, 1995,  by  and  among  THE  MANITOWOC  COMPANY,  INC.,   a
Wisconsin corporation ("Purchaser"), and each  of the  individuals and
the  entities  listed  on  the  signature   pages  hereto  as  COMPANY
STOCKHOLDERS (individually a "Company Stockholder" and collectively "Company Stockholders"). TRIVEST, INC. is a party hereto solely for the purpose of agreeing to the provision indicated above its signature.

                     PRELIMINARY STATEMENTS:

          A. The Shannon Group, Inc., a Delaware corporation (the "Company"), and its wholly owned subsidiary, Kolpak Manufacturing Company, a Tennessee corporation (the "Subsidiary"), are producers of walk-in refrigerators and freezers, reach-in refrigerators and freezers, undercounter units and related products, with their principal place of business in Brentwood, Tennessee.

          B. All of the issued and outstanding shares of Common Stock of the Company are owned by the Company Stockholders.

          C. This Agreement contemplates a single, integrated and definite plan whereby the Company Stockholders are disposing of all of their shares of Common Stock of the Company by a sale of the Shares, as such term is defined in Section 1.2, to Purchaser in exchange for cash.

                           AGREEMENT:

     In consideration  of  the  premises  and  the  respective  mutual
agreements,   covenants,   representations   and   warranties   herein
contained, the parties hereto agree as follows:


ARTICLE 1.     Definitions

          1.1  Agreement Sections.  The following terms shall have the meanings specified in  the Sections of  this Agreement  listed in  the following table:
          TERM                                           SECTION

          1995 Pro Forma Income Statements               2.4.2
          Acquisition                                    2.11.1(a)
          Acquisition Proposal                           2.11.1(b)
          Adjusted Net Working Capital                   2.5.2
          Aggregate Purchase Consideration               2.3.2
          Aggregate Share Consideration                  2.3.4
          Aggregate Warrant Consideration                2.3.4
          Arbitrating Accountant                         2.4.4
          Basket                                         9.1
          Bid Balance Sheet                              4.7.1
          CERCLA                                         4.20.6
          CPR                                            8.6.4
          Cap                                            9.1
          Closing                                        2.6
          Closing Date Balance Sheet                     2.5.1
          Closing Income Statement                       2.4.2
          Company                                        Preamble
          Company Acquisition Date                       4.3
          Company's Consolidated Financial Statements    4.7.2
          Company Stockholder(s)                         Preamble
          Company Stockholders' Agent                    2.13.1
          Company Stockholders' Fees and Expenses        2.3.4
          Dispute                                        8.6.1
          Earnout                                        2.4.1
          Environmental Claim                            4.20.1(a)
          Environmental Hazardous Materials              4.20.1(c)
          Environmental Laws                             4.20.1(b)
          Environmental Permits                          4.20.3
          Environmental Release                          4.20.1(d)
          Escrow Agent                                   2.3.3
          Escrow Agreement                               2.3.3
          Escrow Deposit                                 2.3.3
          Final Closing Date Balance Sheet               2.5.3
          Final Post Closing Adjustment                  2.5.3
          Final Earnout                                  2.4.4
          Final Gross Profit                             2.4.4
          Financial Statements                           4.7.2
          Gross Profit                                   2.4.3
          Indemnified Party                              9.5
          Indemnifying Party                             9.5
          Indemnitees                                    9.1
          Interim Financial Statements                   4.7.1
          Intellectual Property                          4.21
          Junker Escrow Deposit                          2.7.1
          Junker Landfill Indemnification Claim          9.3
          Negative Post Closing Adjustment Amount        2.5.6
          Net Purchase Consideration                     2.3.4
          Net Working Capital                            2.5.1
          Permitted Personal Property Liens              4.9.1
          Permitted Real Estate Liens                    4.10.1
          Positive Post Closing Adjustment Amount        2.5.6
          Post Closing Adjustment                        2.5.2
          Purchaser                                      Preamble
          Replacement                                    8.6.6(g)
          Request                                        8.6.4
          Retained IRBs                                  2.8.3
          Schedule Change                                2.10.4
          Specific Tax Indemnification Claims            9.4
          Stub Period Income Statement                   2.4.2
          Subsidiary                                     Preamble
          Tax Escrow Deposit                             2.7.2
          Third Party Claim                              9.5
          Warrants                                       2.2
          Warrant Purchase Agreement                     2.2

          1.2 Defined Terms. In addition to terms defined elsewhere in this Agreement, the following terms when utilized in this Agreement, unless the context otherwise requires, shall have the meanings indicated, which meanings shall be equally applicable to both the singular and plural forms of such terms:

               "Adverse Consequences" means all liabilities, losses, damages, expenses, liabilities, obligations and claims, including court costs and reasonable attorneys' fees and expenses and other reasonable legal costs and expenses.

               "Affiliate" with respect to any Person means any Person (a "Controlling Person") which, directly or indirectly, through one or more intermediaries, controls the subject Person or any Person which is controlled by or is under common control with a Controlling Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

               "Agreement"  means  this   Stock  Purchase   Agreement,
together with all Exhibits and Schedules contemplated hereby.

               "Authority" means any federal, state, local or foreign governmental regulatory agency, commission, bureau or authority.

               "Bethel Springs IRB" means all liabilities and obligations of the Company to the Industrial Development Board of the City of Selmer, Tennessee under or securing that certain Lease dated November 26, 1984, as amended, between The Industrial Development Board of the City of Selmer, Selmer, Tennessee and Kolpak Industries, Inc., as assigned by The Industrial Development Board of the City of Selmer, Selmer, Tennessee to First National Bank of Selmer pursuant to that certain Assignment of Lease dated November 26, 1984, and pertaining to that certain real property located at Route 2, Highway 45, Bethel Springs, Tennessee.

               "Borrowed Money Debt" means all liabilities and obligations of the Company or the Subsidiary, or both: (a) under contracts and agreements governing or securing the GECC Debt; and
(b) for, or under contracts or agreements governing or securing any other indebtedness for money borrowed or capitalized lease obligations; and (c) secured by Liens on any assets of the Company or the Subsidiary, excluding, however, the Retained IRBs.

               "Closing Date" means December 1, 1995 or such other date as Purchaser and the Company Stockholders shall agree in writing.

               "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

               "Common Stock of the Company" means the Common Stock of the Company, par value $0.01 per share.

               "Common Stock of the Subsidiary" means the Common Stock of the Subsidiary, no par value.

               "Confidential Information" means any data or other information pertaining to the financial condition, results of operations, business or products of the Company and the Subsidiary, including, without limitation, customer lists, policies, techniques and know-how, and other facts relating to sales, advertising, promotions, financial matters, customers and prospective customers, suppliers and agents (including, without limitation, the independent sales agents of the Company and the Subsidiary); provided, however, that Confidential Information does not include information (a) that is or becomes generally available to the public other than as a result of a disclosure by Purchaser or its Representatives, (b) that was available to Purchaser on a nonconfidential basis prior to its disclosure to Purchaser and its Representatives, (c) that becomes available to Purchaser or its Representatives on a nonconfidential basis from a third Person who is not bound by a confidentiality agreement with the Company, the Subsidiary or their Representatives or
(d) that is known to Purchaser on a nonconfidential basis prior to disclosure to the Purchaser by the Company.

               "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer
Plan), (d) Employee Welfare Benefit Plan or (e) any other pension plan, profit sharing plan, bonus plan, incentive compensation plan, stock purchase plan, stock option plan, stock appreciation plan, employee benefit plan, employee benefit policy, retirement plan, fringe benefit program, insurance plan, severance plan, disability plan, death benefit plan, or any other plan or program to provide retirement income, fringe benefits or other benefits to former or current employees of the Company or the Subsidiary, or both.

               "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

               "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

               "GAAP"   means   United   States   generally   accepted
accounting  principles  as  in  effect  from  time  to  time  and   as
consistently applied by the Company.

               "GECC" means General Electric Capital Corporation.

               "GECC Debt" means all liabilities and obligations of the Company or the Subsidiary, or both, to GECC under the GECC Loan Agreement.

               "GECC Loan Agreement" means the Loan Agreement, dated as of November 29, 1990, as amended, among the Company and the Subsidiary, as Borrowers, and GECC, as Agent and Lender, and all other agreements, instruments and documents, including, without limitation, guaranties, mortgages, deeds to secure debt, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements and all other written matters executed by or on behalf of the Company or the Subsidiary, or both, and delivered to GECC with respect to the transactions contemplated by the GECC Loan Agreement.

               "General Electric Agreements" means (a) the Agreement dated November 1, 1991, between General Electric Company and Kolpak Manufacturing Co. and (b) the Tooling Reimbursement Agreement dated September, 1994, between General Electric Company and Kolpak Manufacturing Co.

               "Greeneville IRB" means all liabilities and obligations of the Company to the Industrial Development Board of the Town of Greeneville, Tennessee under or securing (a) that certain Lease dated December 31, 1991, between The Industrial Development Board of the Town of Greeneville, Tennessee and Tonka Coolers South Partners, and
(b) the Assumption, Assignment and Amendment Agreement, dated as of May 5, 1994, among The Shannon Group, Inc., Tonka Coolers South Partners, The Industrial Development Board of the Town of Greeneville, Tennessee, Greene County Bank, Minnesota Store Equipment Co., Mark E. Hegman, Jacqueline B. Hegman, Tommie P. Chelmo and Joan M. Chelmo.

               "HSR  Act"   means  the   Hart-Scott-Rodino   Antitrust
Improvements Act of 1976, as amended.

               "Income Tax" means any federal, state, local or foreign tax based on, measured by or with respect to income, net worth or capital, including any interest, penalty or addition thereto.

               "IRS" means the Internal Revenue Service.

               "Knowledge" means, when applied to the Company Stockholders, the actual knowledge of the Company Stockholders after review of the Company Stockholders' own files and inquiry of Gary L. Hainley and Douglas P. Bennett.

               "Law" means any law, statute, rule or regulation, and any judgment or order of any court or Authority.

               "Lien" means any mortgage, reservation, easement, imposition, title defect, lease, encroachment lien, charge, claim, restriction, encumbrance, security interest or pledge of any kind whatsoever.

               "Management Agreement" means the Management Agreement, dated as of November 29, 1990, between the Company and Trivest Analysts, Inc.

               "Material Adverse Effect" means a material adverse effect on the business, assets, properties, results of operations or financial condition of the Company and the Subsidiary, taken as a whole.

               "Material Contract" means any contracts, agreements, relationships and commitments, written or oral, to which either the Company or the Subsidiary is a party or by which either the Company or the Subsidiary is bound, which constitute:

               (a) an agreement to purchase or sell any capital assets involving an amount in excess of $25,000.00;

               (b)  any union labor contracts;

               (c) any management, consulting, employment, personal service, agency or other contract or contracts providing for employment or rendition of services at an annual compensation of $50,000 or more (including deferred compensation, bonuses, incentives and employee benefits) and which: (i) are in writing, or (ii) create other than an at will employment relationship, or (iii) provide for any commission, bonus, profit sharing, incentive, severance, retirement, consulting or additional compensation;

               (d) any agreements or notes evidencing any liabilities or obligations of either the Company or the Subsidiary, whether primary or secondary or absolute or contingent: (A) for borrowed money; or (B) evidenced by notes, bonds, debentures or similar instruments; or (C) secured by Liens on any assets of either the Company or the Subsidiary;

               (e) an agreement for the storage, transportation, treatment or disposal of any Environmental Hazardous Materials;

               (f)  a  power   of  attorney   (whether  revocable   or
irrevocable) given to any Person by either the Company or the Subsidiary that is in force;

               (g)  an  agreement  by  either   the  Company  or   the
Subsidiary not to compete in any business or in any geographical area;

               (h) an agreement restricting the right of either the Company or the Subsidiary to use or disclose any information in its possession;

               (i)  a   partnership,   joint   venture   or    similar
arrangement;

               (j)  an Intellectual Property license;

               (k) an agreement or arrangement with any Company stockholder or any subsidiary or Affiliate of any Company Stockholder (other than the Company or the Subsidiary);

               (l) an agreement with an agent, dealer, distributor, sales representative or franchisee; or

               (m) any other agreement which: (A) involves an amount in excess of $200,000.00; or (B) is not in the ordinary course of business of the Company or the Subsidiary.

               "Multiemployer Plan" has the meaning set forth in ERISA
Section 3(37).

               "Opinion of Counsel to Purchaser" means the opinion of Quarles & Brady, counsel to Purchaser, dated as of the Closing Date, addressed to the Company Stockholders and in the form of Exhibit A hereto.

               "Opinion of Counsel to the Company Stockholders" means the opinion of Gordon & Einstein, Ltd., counsel to the Company Stockholders, dated as of the Closing Date, addressed to Purchaser and in the form of Exhibit B hereto.

               "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

               "Permits" means all licenses, permits, orders, approvals, registrations, authorizations, qualification filings with all Authorities and all industry or non-governmental self-regulatory organizations required in connection with the operation of the business of the Company and the Subsidiary as presently conducted.

               "Person" means any natural person, corporation, limited liability company, limited liability partnership, unincorporated organization, partnership, association, joint-stock company, joint venture, trust or government, or any agency or political subdivision of any government.

               "Pre-Closing  Tax   Period"   means  any   tax   period
(including partial periods) that ends on or prior to the Closing Date.

               "Preferred Stock of the Company" means the Preferred Stock of the Company, par value $0.01 per share.

               "Preferred Stock Redemption Payment" means $5,000,000, plus all accrued but unpaid dividends (including a prorated quarterly dividend from the last dividend payment date for the Preferred Stock of the Company to the Closing Date if not already paid).

               "Pro Rata Percentage" means, as to each Company Stockholder, the percentage set forth opposite such Person's name in the applicable portion of Schedule 2.1.

               "Pro Rata Portion" of an obligation or benefit means, as to any Company Stockholder, the product of (a) the total amount of the obligation or benefit, times (b) a fraction, the numerator of which is the Pro Rata Percentage of the Company Stockholder and the denominator of which is the sum of the Pro Rata Percentages of all of the Company Stockholders liable with respect to a portion of the obligation or entitled to a portion of the benefit.

               "Representative" means, with respect to any Person, such Person's officers, directors, partners, employees, agents, attorneys, accountants, lenders or prospective lenders, Affiliates and other representatives.

               "Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto.

               "Selmer IRB" means all liabilities and obligations of the Subsidiary to McNairy County, Tennessee and the City of Selmer, Tennessee under or securing that certain Lease dated November 26, 1984, as amended, between McNairy County, Tennessee and the City of Selmer, Tennessee, as Lessor, and Kolpak Industries, Inc., as Lessee, as assigned from Kolpak Industries, Inc. to Kolpak Manufacturing Company, Inc. pursuant to that certain Assignment of Lease dated August 7, 1986, pertaining to that certain real property located at 789 Peach Street, Highway 45, Selmer, Tennessee.

               "Shares" means all of the issued and outstanding shares of Common Stock of the Company.


               "Tax" and "Taxes" means all federal, state, local and foreign taxes (including, without limitation, income or profits taxes, premium taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, ad valorem taxes, severance taxes, capital levy taxes, transfer taxes, employment and payroll-related taxes, property taxes, business license taxes, occupation taxes, import duties and other governmental charges and assessments), of any kind whatsoever, including interest, additions to tax and penalties with respect thereto.

         1.3      Other Definitional Provisions

               1.3.1 Unless otherwise defined herein, all terms defined in this Agreement shall have the defined meanings when used in any certificate, report or other document made or delivered pursuant hereto.

               1.3.2 The words "hereof", "herein", "hereunder" and "hereto" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

ARTICLE 2. SHARE PURCHASE CLOSING; OTHER AGREEMENTS

          2.1 Sale and Purchase of Shares. On the Closing Date, each Company Stockholder Seller will sell, transfer, convey and deliver to Purchaser, and Purchaser shall purchase and accept delivery of all of the Shares shown opposite each such Company Stockholder's name in the applicable portion of Schedule 2.1 hereto, for a purchase price determined as provided in Section 2.3 hereof. In order to effectuate the purchase and sale of all Shares, each Company Stockholder will deliver to Purchaser upon such purchase and sale all of the certificates evidencing such Company Stockholder's Shares, registered in the Company Stockholder's name, duly endorsed in blank or with appropriate stock powers separate from the certificates and duly endorsed for transfer.

          2.2 Warrants of the Company. Concurrently with the execution of this Agreement, Purchaser and GECC shall enter into the Warrant Purchase Agreement in the form of Exhibit C attached hereto (the "Warrant Purchase Agreement"), providing for Purchaser's purchase of GECC's warrants to purchase Common Stock of the Company (the "Warrants") for the Aggregate Warrant Consideration referred to in
Section 2.3.4 in  accordance with the  terms of  the Warrant  Purchase
Agreement.

          2.3  Share   and   Warrant   Consideration;   Surrender   of
               Certificates

               2.3.1 At the Closing, simultaneously with the delivery to the Company Stockholders of Aggregate Share Consideration referred to in Section 2.3.2, each Company Stockholder will surrender to Purchaser certificates that, immediately prior to the Closing Date, represented all of the Shares shown opposite each such Company Stockholder's name in the applicable portion of Schedule 2.1 hereto.

               2.3.2          Subject to  the provisions  of  Sections
2.4 and 2.5 hereof, the aggregate consideration to be received by the Company Stockholders for the Shares and GECC for the Warrants (the "Aggregate Purchase Consideration") shall be:

                    (a)  $126,000,000; minus

                    (b)  the  sum  of:  (i)  the  aggregate  principal
     amount of the Borrowed Money Debt and the Retained IRBs outstanding as of the Closing Date; plus (ii) all unpaid interest accrued on the Borrowed Money Debt and the Retained IRBs through the close of business on the Closing Date; plus (iii) the Preferred Stock Redemption Payment.

               2.3.3 At the Closing, Purchaser, the Company, the Company Stockholders, the Company Stockholders' Agent and NationsBank, N.A. (Carolinas) as escrow agent (the "Escrow Agent") will be entering into an escrow agreement (the "Escrow Agreement") in the form of Exhibit D hereto. At the Closing, $3,000,000 (the "Escrow Deposit") shall be withheld from the Aggregate Purchase Consideration and paid to the Escrow Agent, to be held and disposed of by the Escrow Agent in accordance with the terms of the Escrow Agreement.

               2.3.4 The Aggregate Share Consideration and the Aggregate Warrant Consideration shall be determined by taking the Aggregate Purchase Consideration and subtracting therefrom (a) the Escrow Deposit and (b) all legal, accounting and other costs and expenses incurred in connection with this Agreement and any of the transactions contemplated hereby on behalf of the Company Stockholders as directed by the Company Stockholders' Agent and GECC ("Company Stockholders' Fees and Expenses"), which shall be paid as provided in
Section 2.3.5 (the "Net Purchase Consideration"). The Aggregate Share Consideration shall equal the Net Purchase Consideration multiplied by 67.981% (the "Aggregate Share Consideration") and the Aggregate Warrant Consideration shall equal the Net Purchase Consideration multiplied by 32.019% (the "Aggregate Warrant Consideration").

               2.3.5 The Aggregate Share Consideration and the Company Stockholders' Fees and Expenses shall be paid at the Closing by Purchaser effecting wire transfers of immediately available funds to accounts designated by the Company Stockholders in writing.

          2.4     Earnout.

               2.4.1 As additional consideration to be received by the Company Stockholders for the Shares and GECC for the Warrants, the Company Stockholders and GECC will be entitled to receive contingent purchase price payments in accordance with the provisions of this Section 2.4 (the "Earnout"). The amount of the Earnout will be equal to the following: for each dollar by which the Company's Gross Profit for the 12 month period ending December 31, 1995 exceeds $35,083,573, the Company Stockholders and GECC will be entitled to receive $6.27; provided, however, that in no event shall the Earnout payment exceed the sum of $7,000,000.

               2.4.2 As promptly as practicable after December 31, 1995 (but in no event later than March 15, 1996), (a) the Company Stockholders, with Purchaser's cooperation, will cause the Minneapolis office of the accounting firm of Coopers & Lybrand to prepare and deliver concurrently to Purchaser and the Company Stockholders an income statement for the period beginning January 1, 1995 through the Closing Date (the "Closing Income Statement") and (b) Purchaser will cause its auditors, Coopers & Lybrand, to prepare and deliver concurrently to Purchaser and the Company Stockholders an income statement for the period beginning the day after the Closing Date through December 31, 1995 (the "Stub Period Income Statement") (the Closing Income Statement and the Stub Period Income Statement are collectively referred to herein as the "1995 Pro Forma Income Statements"). The Pro Forma Income Statements will be prepared in accordance with the accounting policies and procedures set forth on
Schedule 2.4. The fees and expenses of Coopers & Lybrand will be shared equally by Purchaser and the Company Stockholders.

               2.4.3 For purposes of this Agreement, "Gross Profit" means the sum of (a) the Company's gross profit set forth in the Closing Income Statement, plus (b) the Company's gross profit set forth in the Stub Period Income Statement.

               2.4.4 If either Purchaser or the Company Stockholders' Agent claims that the either of the 1995 Pro Forma Income Statements has not been prepared in accordance with the accounting policies and procedures set forth on Schedule 2.4, it will deliver to the other party a detailed statement describing the basis for any such claim within 15 days after receiving the 1995 Pro Forma Income Statements. Purchaser and the Company Stockholders will use reasonable efforts to resolve any such claims themselves. If they do not obtain a final resolution within 15 days after receiving the 1995 Pro Forma Income Statements, however, Purchaser and the Company Stockholders' Agent will select an accounting firm (other than Coopers & Lybrand) mutually acceptable to them to resolve any remaining such claims. If Purchaser and the Company Stockholders' Agent are unable to agree on the choice of an accounting firm, they will select a nationally-recognized accounting firm by lot (after excluding Coopers & Lybrand) (the "Arbitrating Accountant"). Upon submission to the Arbitrating Accountant for resolution, Purchaser shall indicate in writing its position on each disputed matter and the Company Stockholders shall do likewise. The Arbitrating Accountant shall choose one of the two positions on each disputed matter no later than May 15, 1996 and such position will be conclusive and binding upon Purchaser and the Company Stockholders with respect to that disputed matter. Purchaser and the Company Stockholders will revise the calculations of the Company's Gross Profit and the Earnout as appropriate to reflect the resolution of any such claims pursuant to this Section 2.4.4. The term "Final Gross Profit" means the Gross Profit, together with any revisions thereto pursuant to this Section
2.4.4 and the term "Final Earnout" means the Earnout calculated based upon the Final Gross Profit. The Arbitrating Accountant shall determine the proportion of its fees and expenses to be paid by each of the Purchaser and the Company Stockholders, the greater the degree to which the Arbitrating Accountant has accepted the position of a party, the smaller the proportion of fees and expenses assessed.

               2.4.5 Purchaser, at its expense, will make the work papers and back-up materials used in calculating the Stub Period Income Statement, Gross Profit shown on the Stub Period Income Statement and the Earnout, and any books, records and financial staff of the Company available to the Company Stockholders and their accountants and other Representatives and to the Arbitrating Accountant resolving any claim concerning the 1995 Pro Forma Income Statements, Gross Profit and the Earnout at reasonable times and upon reasonable notice at any time during (a) the preparation of the 1995 Pro Forma Income Statements and the calculation of Gross Profit and the Earnout, (b) the review by the Company Stockholders of such calculations, and (c) the resolution by Purchaser and the Company Stockholders of any objections thereto.

               2.4.6 The Company Stockholders, at their expense, will make the work papers and back-up materials used in calculating the Closing Income Statement, Gross Profit shown on the Closing Income Statement and the Earnout, and any books, records and financial staff of the Company Stockholders and their accountants and other Representatives, available to the Purchaser and its accountants and other Representatives and to the Arbitrating Accountant resolving any claim concerning such calculations at reasonable times and upon reasonable notice at any time during (a) the preparation of the 1995 Pro Forma Income Statements and the calculation of the calculation of Gross Profit and the Earnout, (b) the review by Purchaser of such calculations, and (c) the resolution by Purchaser and the Company Stockholders of any objections thereto.

               2.4.7 The Final Earnout payment will be paid by Purchaser by wire transfer of immediately available funds to an account or accounts designated by the Company Stockholders and GECC in writing, no later than three business days after the completion of the calculations of the Final Gross Profit and Final Earnout, with the Company Stockholders to receive 67.981% of the Final Earnout amount and GECC to receive 32.019% of the Final Earnout amount, as directed by the Company Stockholders' Agent and GECC.

         2.5      Post-Closing Adjustment.

               2.5.1 As promptly as practicable after the Closing Date (but in no event later than March 15, 1996), the Company Stockholders, with Purchaser's cooperation, will cause the Minneapolis office of the accounting firm of Coopers & Lybrand to prepare and deliver concurrently to Purchaser and the Company Stockholders a consolidated balance sheet of the Company (the "Closing Date Balance Sheet"), calculating the Company's and the Subsidiary's "Net Working Capital" in accordance with and as defined in the accounting policies and procedures set forth on Schedule 2.4. The fees and expenses of Coopers & Lybrand will be shared equally by Purchaser and the Company Stockholders.

               2.5.2 For purposes of this Agreement, the "Post Closing Adjustment" shall be calculated by subtracting the "Adjusted Net Working Capital" of the Company from the Company's Bid Balance Sheet, as determined in accordance with and as defined in the accounting policies and procedures set forth on
Schedule 2.4, from the Net Working Capital.

               2.5.3 If either Purchaser or the Company Stockholders' Agent claims that the Closing Date Balance Sheet or the calculation of the Post Closing Adjustment has not been prepared or calculated in accordance with the accounting policies and procedures set forth on Schedule 2.4, it will deliver to the other party a detailed statement describing the basis for any such claim within 15 days after receiving the Closing Date Balance Sheet. Purchaser and the Company Stockholders will use reasonable efforts to resolve any such claims themselves. If they do not obtain a final resolution within 15 days after receiving the Closing Date Balance Sheet, however, Purchaser and the Company Stockholders' Agent will select another accounting firm mutually acceptable to them to resolve any remaining such claims. If Purchaser and the Company Stockholders' Agent are unable to agree on the choice of an accounting firm, they will select an Arbitrating Accountant. Upon submission to the Arbitrating Accountant for resolution, Purchaser shall indicate in writing its position on each disputed matter and the Company Stockholders shall do likewise. The Arbitrating Accountant shall choose one of the two positions on each disputed matter no later than May 15, 1996 and such position will be conclusive and binding upon Purchaser and the Company Stockholders with respect to that disputed matter. Purchaser will revise the Closing Date Balance Sheet and the Post Closing Adjustment as appropriate to reflect the resolution of any such claims pursuant to this Section 2.5.3. The terms "Final Closing Date Balance Sheet" and "Final Post Closing Adjustment" mean the Closing Date Balance Sheet and the Post Closing Adjustment, together with any revisions thereto pursuant to this Section 2.5.3 and
Schedule  2.4.    The  Arbitrating  Accountant  shall  determine   the
proportion of its fees and expenses to be paid by each of the Purchaser and the Company Stockholders, the greater the degree to which the Arbitrating Accountant has accepted the position of a party, the smaller the proportion of fees and expenses assessed.

               2.5.4 Purchaser, at its expense, will make the work papers and back-up materials used in preparing their objections to the Closing Date Balance Sheet and the calculation of the Post Closing Adjustment, and any books, records and financial staff of Purchaser, and Representatives of Coopers & Lybrand, available to the Company Stockholders and their accountants and other Representatives and to the Arbitrating Accountant resolving any claim concerning the Closing Date Balance Sheet and the Post Closing Adjustment calculation at reasonable times and upon reasonable notice at any time during (a) the preparation of the Closing Date Balance Sheet and the calculation of the Post Closing Adjustment, (b) the review by the Company Stockholders of the Closing Date Balance Sheet and the calculation of the Post Closing Adjustment, and (c) the resolution by Purchaser and the Company Stockholders of any objections thereto.

               2.5.5 The Company Stockholders, at their expense, will make the work papers and back-up materials used in preparing the Closing Date Balance Sheet and the calculation of the Post Closing Adjustment, and any books, records and financial staff of the Company Stockholders and their accountants and other Representatives, available to the Purchaser and its accountants and other Representatives and to the Arbitrating Accountant resolving any claim concerning the Closing Date Balance Sheet and the Post Closing Adjustment calculation at reasonable times and upon reasonable notice at any time during (a) the preparation of the Closing Date Balance Sheet and the calculation of the Post Closing Adjustment, (b) the review by Purchaser of the Closing Date Balance Sheet and the calculation of the Post Closing Adjustment, and (c) the resolution by Purchaser and the Company Stockholders of any objections thereto.



               2.5.6 The Aggregate Purchase Consideration will be adjusted if the Final Net Working Capital is greater or less than the Adjusted Net Working Capital. If the Net Working Capital is greater than the Adjusted Net Working Capital, then the Aggregate Purchase Consideration will be increased on a dollar-for-dollar basis by the amount of such increase (the "Positive Post Closing Adjustment Amount"). In such event, the Positive Post Closing Adjustment Amount will be paid by Purchaser to the Company Stockholders, by wire transfer of immediately available funds to an account or accounts designated by the Company Stockholders' Agent in writing, no later than three business days after the completion of the Final Closing Date Balance Sheet. If the Net Working Capital is less than the Adjusted Net Working Capital, then the Aggregate Purchase Consideration will be decreased on a dollar-for-dollar basis by the amount of such deficiency (the "Negative Post Closing Adjustment Amount"). In such event, each of the Company Stockholders will pay its Pro Rata Portion of the Negative Post Closing Adjustment Amount to Purchaser by wire transfer of immediately available funds to an account or accounts designated by Purchaser in writing, no later than three business days after the completion of the Final Closing Date Balance Sheet.

         2.6 Closing. Subject to the fulfillment or waiver of the conditions precedent set forth in Article 7 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Quarles & Brady, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202 at 10:00 a.m. (local time) on the Closing Date. Any breach of any representation, warranty, covenant or agreement of any party hereto of which the other party has knowledge on the Closing Date shall be deemed cured as of the Closing Date if such party waives the conditions precedent set forth in Article 7 hereof and elects to close. Except as otherwise provided herein, all proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

         2.7 Escrow Agreement. At the Closing, the Purchaser, the Company Stockholders and the Escrow Agent shall execute and deliver the Escrow Agreement and the Purchaser shall deliver the Escrow Deposit to the Escrow Agent by a single wire transfer of immediately available funds as described in the Escrow Agreement, to be held, invested and disbursed by the Escrow Agent in accordance with the terms and conditions of the Escrow Agreement and this Section 2.7

               2.7.1 $500,000 of the Escrow Deposit (the "Junker Escrow Deposit") shall be held until the seventh anniversary of the Closing Date or until the earlier satisfaction of the Junker Landfill Indemnification Claim in accordance with the provisions of
Section 9.3  hereof  and  the  terms  and  provisions  of  the  Escrow
Agreement.

               2.7.2 $2,500,000 of the Escrow Deposit (the "Tax Escrow Deposit") shall be held until September 16, 1999 for the resolution of the Specific Tax Indemnification Claims in accordance with the provisions of Section 9.4 hereof and the terms and provisions of the Escrow Agreement; subject, however, to the release of certain funds from the escrow on September 16, 1997 and September 16, 1998 in accordance with the terms of the Escrow Agreement.

          2.8  Borrowed Money Debt; Preferred Stock Amounts.

               2.8.1 At the Closing, the Company Stockholders will deliver to Purchaser:

                    (a) a certificate of the Company Stockholders, together with such supporting information, documentation and detail as the Purchaser requests, setting forth in reasonable detail the calculations of the outstanding amounts of Borrowed Money Debt and the Retained IRBs as of the Closing Date, all accrued and unpaid interest on the Borrowed Money Debt and the Retained IRBs as of the Closing Date and the Preferred Stock Redemption Payment; and

                    (b) such documents executed by the holders of the Borrowed Money Debt and the Preferred Stock of the Company as Purchaser may reasonably request to evidence the consent to, and participation in, the transactions described in this Agreement by such Persons.

               2.8.2 Contemporaneously with the Closing and as of the Closing Date, Purchaser will cause the Company: (a) to prepay the Borrowed Money Debt against appropriate releases and other documentation from the holders thereof; and (b) redeem the Preferred Stock of the Company by payment of the Preferred Stock Redemption Payment against receipt of the duly endorsed stock certificates representing the Preferred Stock of the Company. The Company Stockholders will cooperate with Purchaser in all respects to effect such transactions.

               2.8.3          Within 15  days  from the  date  hereof,
Purchaser will determine and provide notice to the Company Stockholders of (a) which of the Bethel Springs IRB, the Greeneville IRB and the Selmer IRB will be prepaid at Closing and (b) which of the Bethel Springs IRB, the Greeneville IRB and the Selmer IRB will be retained by the Company and/or the Subsidiary (the "Retained IRBs"); provided, however, that if Purchaser's determination is made too late to allow for the necessary governmental approvals, title and/or survey work to be completed prior to Closing with respect to any of such IRBs which it has determined to prepay, those IRBs will be considered to be Retained IRBs for purposes of this Agreement.

          2.9 Duties Concerning Representations. Each party to this Agreement shall: (a) to the extent within its control, use reasonable efforts to cause all of its representations and warranties contained in this Agreement to be true and correct in all respects on the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date; and (b) use reasonable efforts to obtain any third party consents or approvals required by this Agreement and to cause all of the conditions precedent set forth in Article 7 of this Agreement to be satisfied.


       2.10  Deliveries of Information; Consultation; Schedule Updates.


               2.10.1 Prior to the Closing Date, the Company Stockholders shall furnish promptly to the Purchaser: (a) the monthly financial statements of the Company and the Subsidiary (as prepared by the Company in accordance with its normal accounting procedures) promptly after such financial statements are available; (b) copies of any minutes of any meetings or unanimous consent actions and summaries of any action taken by the shareholders or the Board of Directors, or any committee thereof, of the Company or the Subsidiary; and (c) all other information concerning the business, properties and personnel of the Company and the Subsidiary as the Purchaser may reasonably request.

               2.10.2 Prior to the Closing Date, the Company Stockholders shall confer and consult with Representatives of the Purchaser on a regular and frequent basis to report on operational matters and the general status of ongoing business operations of the Company and the Subsidiary.

               2.10.3 Prior to the Closing Date, the Company Stockholders shall notify the Purchaser promptly: (a) of any Acquisition Proposal, and (b) of any inquiry received from any Person concerning an Acquisition or an Acquisition Proposal, and (c) of any request from any Person for confidential information concerning the Company or the Subsidiary, or both, and (iv) if any Person seeks to initiate or continue any discussions or negotiations with the Company Stockholders concerning an Acquisition or an Acquisition Proposal.

               2.10.4 Prior to the Closing Date, the Company Stockholders shall update the Schedules attached to this Agreement on a biweekly basis by written notice to Purchaser to reflect any matters which have occurred from and after the date of this Agreement which
(a) if existing on the date of this Agreement, would have been required to be described in the Schedules and (b) individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (a "Schedule Change"). If the parties cannot resolve any differences regarding a Schedule Change within a reasonable period of time (not to exceed 10 calendar days) Purchaser may terminate this Agreement. If Purchaser elects to proceed with the transaction, the Schedule Change will be deemed to cure any misrepresentation or breach of warranty.

       2.11  Acquisition Proposals.

               2.11.1 As used in this Agreement, the following terms shall have the meanings specified:

                   (a)   "Acquisition" shall mean  any or  all of  the
     following,  other  than  the   transactions  described  in   this
     Agreement: (i) a merger, share exchange, consolidation, reorganization, combination or similar transaction involving either the Company or the Subsidiary; or (ii) a purchase, exchange or tender offer for 50% or more of the outstanding shares of capital stock of either the Company or the Subsidiary; or (iii) a purchase, lease or other acquisition of all or any significant portion of the assets of, or any equity interest (or any option, warrant or securities convertible into any equity interest) from, either the Company or the Subsidiary.

                    (b)  "Acquisition   Proposal"   shall   mean   any
     inquiries,  or  the  making  of  any  proposal,  by  any   Person
     concerning an Acquisition.

               2.11.2 The Company Stockholders shall not, and shall cause each of the Company and the Subsidiary and all of its and their officers, directors, employees, agents and Representatives (including, without limitation, any investment banker, attorney or accountant retained or engaged by the Company Stockholders or the Company and the Subsidiary) to not: (a) initiate or solicit any inquiries concerning an Acquisition or an Acquisition Proposal; (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition or an Acquisition Proposal; or (c) facilitate any effort or attempt to make or implement an Acquisition Proposal; or (d) consummate, agree or commit to consummate any Acquisition or Acquisition Proposal. The Company Stockholders shall, and shall cause each of the Company and the Subsidiary to, immediately cease or cause to be terminated any existing activities, discussions or negotiations with any Person with respect to any of the foregoing activities.

          2.12      Noncompetition.

               2.12.1 The Company Stockholders severally agree that, if the transactions contemplated by this Agreement are consummated, they will not (except in their capacities as employees of the Company or the Purchaser, if applicable), directly or indirectly, for the period of five (5) years from and after the Closing Date, in the United States of America and such other countries in which the Company or the Subsidiary has sold products in the two (2) year period immediately preceding the Closing Date, own, manage, operate, control, participate in, consult with, or be connected in any manner with, the operation, ownership, management or control of any enterprise engaged in the business of, or any business similar to, designing, manufacturing, selling and distributing any walk-in refrigerators or freezers, reach-in refrigerators or freezers and undercounter units.

               2.12.2         Notwithstanding  Section   2.12.1,   the
Company Stockholders shall not be prohibited from owning or acquiring securities of any corporation or other business enterprise that may be engaged in activities described in the foregoing, provided that: (a) no Affiliate of such Company Stockholder is an officer, director or employee of, or consultant to, such corporation or business enterprise; (b) such securities are held by such Company Stockholder for investment purposes only and represent less than five percent (5%) of the total equity interest of such corporation or business enterprise; and (c) such securities are listed on a national securities exchange or are regularly quoted in the over the counter market by one or more members of the National Association of Securities Dealers.

               2.12.3 The parties agree that $3,000,000 of the Aggregate Share Consideration shall be allocated to the agreements of the Company Stockholders set forth in Section 2.12.1.

         2.13       Company Stockholders' Agent.

               2.13.1 Each of the Company Stockholders irrevocably constitutes and appoints Trivest, Inc. as its or his agent and attorney in fact (the "Company Stockholders' Agent") with full power of substitution to do any and all things and execute any and all documents which may be necessary, convenient or appropriate to facilitate the consummation of the transactions contemplated by this Agreement and the Escrow Agreement, including, but not limited to: (a) amendments to this Agreement or the escrow Agreement or both, provided that no such amendment shall reduce the Aggregate Purchase Consideration or extend the Closing Date beyond December 15, 1995; (b) waivers of or the satisfaction of any of the conditions set forth in
Article 7 of this Agreement; (c) execution of documents and certificates pursuant to this Agreement and the Escrow Agreement; (d) receipt of payments under or pursuant to this Agreement and the Escrow Agreement as contemplated herein and therein; and (e) receipt and forwarding of notices and communications pursuant to this Agreement.

               2.13.2 In the event the Company Stockholders' Agent, with the advice of counsel for the Company Stockholders, is of the opinion that it requires further authorization or advice from the Company Stockholders on any matters concerning this Agreement or the Escrow Agreement, the Company Stockholders' Agent shall be entitled to seek such further authorization from the Company Stockholders prior to acting on their behalf.

               2.13.3 If at any time there is no Person serving as the Company Stockholders' Agent for any reason, the Company Stockholders shall select a Person to act as the Company Stockholders' Agent under this Agreement and the Escrow Agent.

               2.13.4 In the event any advice from, or action by, the Company Stockholders is required or sought from, or action by, the Company Stockholders is required or sought pursuant to section
2.13.2 or Section 2.13.3 of this Agreement, each Company Stockholder shall have shall have a number of votes equal to the number of Shares owned by that Company Stockholder immediately prior to the Closing Date and the authorization of a majority of such number of votes shall be binding upon the Company Stockholders and shall constitute the authorization or selection by the Company Stockholders.

               2.13.5 Purchaser shall be fully protected in dealing with the Company Stockholders' Agent under this Agreement and the Escrow Agent and may rely upon the authority of the Company Stockholders' Agent to act as the agent of the Company Stockholders. Any payment by Purchaser to the Company Stockholders' Agent under this Agreement or the Escrow Agreement shall be considered a payment by Purchaser to the Company Stockholders. The appointment of the Company Stockholders' Agent is coupled with an interest and shall not be revocable by any Company Stockholder in any manner or for any reason. This power of attorney shall no be affected by the disability or incapacity of the principal pursuant to any applicable Law.

               2.13.6 Trivest, Inc., by its signature to this Agreement, hereby accepts appointment as the Company Stockholders' Agent.


ARTICLE 3.     REPRESENTATIONS AND WARRANTIES OF PURCHASER

          In order to induce the Company Stockholders to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants to the Company Stockholders as follows:

          3.1 Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the state of its incorporation. Purchaser has all requisite corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Copies of the Articles or Certificate of Incorporation and bylaws of Purchaser and all amendments thereto as in effect on the date hereof have been delivered to the Company Stockholders and are complete and correct as of the date hereof.

           3.2 Authorization of Agreement. The execution, delivery and performance of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action and this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, fraudulent conveyance and other similar Laws affecting creditors' rights generally and by general principles of equity.

          3.3 No Violation or Conflict. Except for the requisite notice and filing by Purchaser or an Affiliate of Purchaser under the HSR Act, the execution and delivery of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby, and compliance by Purchaser with the provisions hereof, (a) does not and will not violate or conflict with any provision of Law or any writ, order of decree of any court or Authority, or any term or provision of the Articles or Certificate of Incorporation or bylaws of Purchaser, and (b) does not and will not, with or without the passage of time or the giving of notice or both, result in the breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of Purchaser pursuant to, any instrument or agreement to which it is a party or by which it or its properties may be bound or affected.

           3.4 Consent or Approval of Authorities. Except for the requisite notice and filing by Purchaser or an Affiliate of Purchaser under the HSR Act, no consent, approval or authorization of, or registration, qualification, designation, declaration or filing with, any Authority is required in connection with the execution, delivery of performance by Purchaser of this Agreement or any other agreement, instrument or document contemplated hereby or thereby or the consummation by Purchaser of the transactions contemplated hereby or thereby.

          3.5 Litigation. There are no actions, suits, claims or proceedings pending or, to the knowledge of Purchaser, threatened against or involving Purchaser or any of its assets or properties, before any court or arbitration tribunal or by or before any Authority that question the validity of this Agreement or seek to prohibit, enjoin or otherwise challenge the consummation of the transactions contemplated hereby. There are no outstanding orders, judgments, injunctions, stipulations, awards or decrees of any Authority, court or arbitration tribunal against Purchaser or any of its assets or properties which prohibit or enjoin the consummation of the transactions contemplated hereby.

          3.6 Brokers. Except for Schroder Wertheim & Co. Incorporated, the fees of which shall be the sole responsibility of Purchaser, Purchaser has not employed any broker or finder and has not incurred and will not incur any broker's, finder's or similar fees, commissions or expenses payable by Purchaser in connection with the transactions contemplated by this Agreement.

          3.7 Investment. Purchaser acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended, or under the securities Laws of any state or other jurisdiction. Purchaser is acquiring the Shares solely for Purchaser's own account and not with a view to, or for resale in connection with, any distribution prohibited by the Securities Act of 1933, as amended, or the securities Laws of any applicable state or other jurisdiction. Purchaser agrees not to resell or offer to resell the Shares except in compliance with the Securities Act of 1933, as amended, and other applicable securities Laws. Purchaser acknowledges that it has been afforded the opportunity to ask questions of, and to receive answers from, the Company Stockholders and Persons acting on behalf of the Company Stockholders concerning the Shares, the Company and the matters contemplated by this Agreement.

          3.8 Disclosure. No statement of fact by the Purchaser contained in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading as of the date to which it speaks.

          3.9  Financial Capacity.   Purchaser  has cash  on hand  and
definitive financing commitments sufficient to satisfy all of its obligations under this Agreement.

          3.10 No Other Representations or Warranties. Except for the representations and warranties contained in this Article 3, neither
Purchaser nor any other Person makes any other express or implied representation or warranty on behalf of Purchaser and Purchaser hereby disclaims any such representation or warranty, whether by the Purchaser or any of its officers, directors, employees, agents or Representatives or any other Person, with respect to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, notwithstanding the delivery or disclosure to the Company, the Subsidiary or the Company Stockholders or any of their officers, directors, employees, agents or Representatives or any other Person of any documentation or other information by Purchaser or any of its officers, directors, employees, agents or Representatives or any other Person with respect to any one or more of the foregoing.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY STOCKHOLDERS WITH RESPECT TO THE COMPANY AND THE SUBSIDIARY

           In order to induce Purchaser to enter into this Agreement, and to consummate the transactions contemplated hereby, each of the Company Stockholders severally represents and warrants to Purchaser as follows. Items disclosed by the Company Stockholders in any Schedule to this Agreement shall be deemed to be disclosed for the purposes of any other Schedule to this Agreement.

          4.1 Organization and Standing. The Company and the Subsidiary are corporations duly organized, validly existing and in good standing under the Laws of their states of incorporation.
Neither the Company nor the Subsidiary is in default under any provision of its Articles or Certificates of Incorporation or bylaws.

          4.2 Authority to do Business. Each of the Company and the Subsidiary has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business in the manner where now conducted and is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its properties and assets or the conduct of its business requires it to be so licensed or qualified, except where the failure to be in good standing or to be duly licensed or qualified to do business would not have a Material Adverse Effect.
Schedule 4.2 hereto lists each jurisdiction in which the Company and the Subsidiary are licensed or qualified to do business as a foreign corporation.

          4.3 Articles and Certificate of Incorporation and Bylaws; Corporate Records. Copies of the Articles or Certificates of Incorporation and bylaws of the Company and the Subsidiary and all amendments thereto as in effect on the date hereof have been delivered to Purchaser and are complete and correct as of the date of this Agreement. The minute books of the Company and the Subsidiary contain correct and complete records of all actions taken by the Company Stockholders and the Board of Directors (including committees of the Board) of the Company and the Subsidiary since November 29, 1990 (the "Company Acquisition Date"), and all signatures contained therein are the true signatures of the Persons whose signatures they purport to be. Since the Company Acquisition Date, the share transfer books of the Company and the Subsidiary are correct, complete and current in all respects.

          4.4 No Subsidiaries. Except for the Subsidiary and except as set forth on Schedule 4.4, the Company has no direct or indirect equity interest by stock ownership or otherwise in any other corporation, partnership, joint venture, firm, association or business enterprise.

          4.5 Capitalization. The Company's authorized capital stock consists solely of (a) 10,000 shares of Common Stock of the Company, of which 1,000 shares are issued and outstanding and are owned by the Company Stockholders and no shares are treasury shares; and (b) 1,000 shares of Preferred Stock of the Company, of which 50 shares are issued and outstanding and are owned by GECC and no shares are treasury shares. The Subsidiary's authorized capital stock consists solely of 2,000,000 shares of Common Stock of the Subsidiary, of which 2,000 shares are issued and outstanding and are owned by the Company and no shares are treasury shares. All of the issued and outstanding shares of capital stock of the Company and the Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any Person or any agreement or Law by which the Company or the Subsidiary at the time of issuance was bound.

           4.6 Rights; Warrants or Options; Dividends. Except as set forth on Schedule 4.6 hereto, there are no outstanding subscriptions, warrants, options or, except for this Agreement, other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock or any other security of the Company or the Subsidiary. Except as set forth on Schedule 4.6 hereto, there is no outstanding contract or other agreement of any Company Stockholder, the Company, the Subsidiary or any other Person to purchase, redeem or otherwise acquire any outstanding shares of the capital stock of the Company or the Subsidiary, or securities or obligations of any kind convertible into any shares of the capital stock of the Company or the Subsidiary. Except as set forth on Schedule 4.6 hereto, there are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company or the Subsidiary.

          4.7     Financial Statements.

               4.7.1 The Company Stockholders have delivered to Purchaser copies of the Company's unaudited consolidated balance sheet (the "Bid Balance Sheet") and the related statements of income, stockholders' equity and cash flow for the period ended June 30, 1995 (the "Interim Financial Statements"). The Interim Financial Statements (a) are complete and correct in all material respects and have been prepared in accordance with the books and records of the Company and the Subsidiary, (b) present fairly the financial condition of the Company and the Subsidiary and their results of operations as at and for the respective periods then ended, and (c) except as set forth on Schedule 4.7, have been prepared in accordance with GAAP; provided, however, that the Interim Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

               4.7.2 The Company Stockholders have delivered to Purchaser copies of the Company's audited consolidated balance sheet and the related statements of income, stockholders' equity and cash flow (with unaudited consolidating information) for the years ended December 31, 1993 and December 31, 1994 (the "Company's Consolidated Financial Statements"). The Company's Consolidated Financial Statements (a) are complete and correct in all material respects and have been prepared in accordance with the books and records of the Company, and its subsidiaries, (b) present fairly the financial condition of the Company and its subsidiaries and their results of operations as at and for the periods ended on the dates thereof, and (c) except as set forth on Schedule 4.7, have been prepared in accordance with GAAP. The Interim Financial Statements and the Company's Consolidated Financial Statements are referred to herein collectively as the "Financial Statements".

          4.8 Undisclosed Liabilities. Neither the Company nor the Subsidiary has any material liabilities, material commitments or material obligations of any nature, whether absolute, accrued, contingent or otherwise, other than (a) those reflected, reserved against or disclosed in the Financial Statements and not heretofore paid or discharged, (b) obligations for borrowed money and guarantees of obligations of third parties not required by GAAP to be reflected, reserved against or disclosed in the Interim Financial Statements, all of which are set forth on Schedule 4.8 hereto and none of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (c) those incurred in the ordinary course of business consistent with past practice since the date of the Bid Balance Sheet and (d) those described on Schedule 4.8 hereto.

           4.9     Personal Property.

               4.9.1 Except for assets disposed of in the ordinary course of business consistent with past practice since the date of the Bid Balance Sheet, (a) the Company and the Subsidiary have good and valid title to all of the personal property and assets which are used in the operation of their respective businesses and which they own or purport to own, and (b) valid leasehold interests in all leases of tangible personal property which they lease or purport to lease, free and clear of any Liens, other than Permitted Personal Property Liens and such Liens or imperfections of title as (i) are reflected, reserved against or otherwise disclosed in the Financial Statements, (ii) arise out of Taxes not yet subject to penalties for non-payment or being contested in good faith by appropriate proceedings, (iii) are imposed by Law (including, without limitation, mechanics', materialmen's, landlords' warehousemen's and carriers' Liens) and are securing obligations incurred in the ordinary course of business which are not past due or are being contested in good faith by appropriate proceedings, or (iv) are set forth on Schedule 4.9 hereto. "Permitted Personal Property Liens" shall mean those Liens set forth in item 2 of Schedule 4.9.

               4.9.2 The Company and the Subsidiary enjoy peaceful and undisturbed possession under all of such leases of personal property under which they are operating. All of such leases are valid, subsisting and in full force and effect and there are no existing defaults, or events which with the passage of time or the giving of notice, or both, would constitute defaults by the Company, the Subsidiary or, to the Knowledge of the Company Stockholders, by any other party thereto.

               4.9.3          Schedule  4.9   hereto  sets   forth   a
complete and correct list of all leases and subleases of any personal property to which the Company or the Subsidiary is a party.

          4.10  Real Property.

               4.10.1 Schedule 4.10 hereto sets forth a complete and correct list of all real property owned, beneficially or of record, or leased, subleased or otherwise occupied by the Company and the Subsidiary, indicating the nature of their respective interests therein. The Company and the Subsidiary have good and marketable title to all of the real property which they own or purport to own, and valid leasehold interests in all leases of real property which they lease or purport to lease, free and clear of any Liens, other than Permitted Real Estate Liens and such Liens or imperfections of title as (a) are reflected, reserved against or otherwise disclosed in the Financial Statements, (b) arise out of Taxes not yet subject to penalties for non-payment or being contested in good faith by appropriate proceedings, (c) are imposed by Law (including, without limitation, mechanics', materialmen's, landlords' warehousemen's and carriers' Liens) and are securing obligations incurred in the ordinary course of business which are not past due or are being contested in good faith by appropriate proceedings, or (d) are set forth on
Schedule 4.10 hereto. "Permitted Real Estate Liens" shall mean those Liens set forth in item 5 of Schedule 4.10. There are no pending condemnation, expropriation, eminent domain or similar proceedings affecting all or any portion of such owned real property and, to the Knowledge of the Company Stockholders, no such proceedings are threatened or contemplated. Complete and correct copies of the most recent title insurance policies with respect to real property owned by the Company and the Subsidiary, as well as the most recent survey for such owned real property have previously been delivered to Purchaser.

               4.10.2 The Company and the Subsidiary enjoy peaceful and undisturbed possession under all of such real property leases under which they are operating. All of such leases are valid, subsisting and in full force and effect and there are no existing defaults, or events which with the passage of time or the giving of notice, or both, would constitute defaults by the Company, the Subsidiary or, to the Knowledge of the Company Stockholders, by any other party thereto.

          4.11 Insurance. Schedule 4.11 hereto sets forth a complete and correct list of all insurance policies providing insurance coverage of any nature to the Company and the Subsidiary. All such policies are in full force and effect and all premiums due and payable in respect thereof have been paid. The Company and the Subsidiary have complied in all material respects with the provisions of such policies, and such policies are sufficient for compliance with all requirements of Law and agreements to which the Company and the Subsidiary are parties. Since the respective dates of such policies, no notice of cancellation or non-renewal with respect to any such policy has been received by the Company or the Subsidiary.

         4.12 Labor Relations. Except as set forth on Schedule 4.12 hereto, neither the Company nor the Subsidiary is a party to or otherwise bound by any labor or collective bargaining agreement. Except as set forth on Schedule 4.12 hereto, as of the date hereof (a) neither the Company nor the Subsidiary is involved in or, to the Knowledge of the Company Stockholders, threatened with any labor dispute, strike, slowdown, work stoppage, arbitration, suit or administrative proceeding relating to labor matters involving its employees, (b) there are no actions, proceedings or claims pending or, to the Knowledge of the Company Stockholders, threatened against either the Company or the Subsidiary under any Laws relating to employment, including any provisions thereof relating to wages, hours, collective bargaining, withholding or the payment of social security or other Taxes, including any grievance or unfair labor practice charge, (c) neither the Company nor the Subsidiary has conducted negotiations with respect to any future contract with or commitment to any labor union or association and, to the Knowledge of the Company Stockholders, there are no current or threatened attempts to organize or establish any labor union or association or employee association with respect to the Company or the Subsidiary, (d) there is no present or former employee of the Company or the Subsidiary who has any claim against the Company or the Subsidiary (whether under Law or equity, under any employee agreement or otherwise) on account of or for: (i) overtime pay, other than overtime pay for the current payroll period;
(ii) wages or salaries or bonus, other than wages or salaries or bonus for the current payroll period; or (iii) vacations, sick, family, personal or other leave, holiday, time off or pay in lieu of vacation or time off, other than vacation, sick, family, personal or other leave, holiday, time off (or pay in lieu thereof) earned in the period immediately preceding the date of this Agreement or incurred in the ordinary course of business and appearing as a liability on the Interim Financial Statements; (e) there is not now pending any charge or complaint against the Company or the Subsidiary by or before the National Labor Relations Board or any Representative thereof, or any comparable state agency or authority and no such charge or complaint is on appeal or subject to further appeal; and (f) neither the Company nor the Subsidiary has committed any unfair labor practices which have not heretofore been corrected and fully remedied.

         4.13 Permits; Compliance With Law. The Company and the Subsidiary hold and are in compliance with all Permits and, to the Knowledge of the Company Stockholders, are in compliance with all requirements of Law, except for any violation or failure to so hold or comply which could not reasonably be expected to have a Material Adverse Effect and except for the failure to hold Permits that are routine in nature and for which application has been made or will be made in a timely manner. Except as set forth on Schedule 4.13 hereto, no notice, citation, summons or order has been received by either the Company or the Subsidiary, no complaint has been filed and served on either of them, no penalty has been assessed and, to the Knowledge of the Company Stockholders, no investigation, proceeding or review is pending or threatened (a) with respect to any alleged violation by the Company or the Subsidiary of any Law or Permit, or (b) with respect to any alleged failure by the Company or the Subsidiary to have any Permit. A true and correct list of all Permits of the Company and the Subsidiary is set forth on Schedule 4.13.

          4.14 Litigation. Except as set forth on Schedule 4.14 hereto, there are no actions, suits, claims or proceedings pending or, to the Knowledge of the Company Stockholders, threatened against or involving the Company or the Subsidiary, or any of their respective assets or properties, before any court or arbitration tribunal or by or before any Authority. There are no outstanding orders, judgments, injunctions, stipulations, awards or decrees of any Authority, court or arbitration tribunal against the Company or the Subsidiary, or any of their respective assets or properties which prohibit or enjoin the consummation of the transactions contemplated hereby.

          4.15 List of Accounts. Schedule 4.15 hereto contains a complete and correct list of all bank, securities and custodial accounts, and all safe deposit boxes, maintained by the Company and the Subsidiary and a listing of the Persons authorized to draw thereon or make withdrawals therefrom or, in the case of safe deposit boxes, with access thereto.

           4.16 List of Personnel. Schedule 4.16 hereto sets forth (a) the name and total compensation of each officer and director of each of the Company and the Subsidiary and each other employee of such corporations whose total compensation during the year ended December 31, 1994 exceeded $75,000 and each other employee of such corporations whose total compensation during the six month period ended June 30, 1995 exceeded $37,500, (b) all wage or salary increases or bonuses received by such Persons since December 31, 1994, and any accrual for such increases or bonuses, and (c) all commitments or agreements by the Company to increase the wages or modify the conditions or terms of employment of any of its employees, except for annual wage and salary increases which are consistent with past practice.

           4.17  Employee Benefit Plans; ERISA.

               4.17.1 Schedule 4.17 hereto sets forth a complete and correct list of all Employee Benefit Plans in effect as of the date hereof that the Company and the Subsidiary maintain or to which they contribute.

                    (a) Each such Employee Benefit Plan (and each related trust, insurance contract or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA and the Code.

                    (b) All contributions (including all employer contributions and employee salary reduction contributions, if any) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                    (c) Except as set forth on Schedule 4.17 hereto, each such Employee Benefit Plan which is an Employee Pension Benefit Plan has received a favorable determination letter from the IRS as to its qualification under Section 401(a) of the Code.

                    (d) Each such Employee Benefit Plan which is intended to meet the requirements of Section 125 of the Code meets such requirements and each program of benefits for which employee contributions are provided pursuant to elections under any such Employee Benefit Plan meets the requirements of the Code applicable thereto.

                    (e) As of the last day of the most recent prior plan year, the market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equaled or exceeded the present value of liabilities thereunder (determined in accordance with PBGC methods, factors and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination).

                    (f) No "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan (or its related trust) which could subject the Company or the Subsidiary, or any officer, director or employee thereof, to any Tax or penalty imposed under
     Section 4975 of the Code or liability under Section 406 of ERISA.

                     (g) The Company and the Subsidiary have delivered to Purchaser correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts and other funding arrangements which implement each such Employee Benefit Plan.

               4.17.2 With respect to each Employee Benefit Plan that the Company and the Subsidiary maintain or to which they contribute:

                    (a) No such Employee Benefit Plan which is an Employee Pension Benefit Plan has been completely or partially terminated or has been the subject of a "reportable event" (as defined in Section 4043 of ERISA) as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan has been instituted.

                    (b)  Neither the  Company nor  the Subsidiary  has
     incurred any liability to the PBGC (except for required premium payments, if any), or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                     (c) No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Company Stockholders, threatened.

               4.17.3         Except as  set forth  on Schedule  4.17,
neither the Company nor the Subsidiary contributes to, has ever contributed to or ever has been required to contribute to any
Multiemployer Plan or has any liability (including withdrawal liability) under any Multiemployer Plan.

               4.17.4 Except as set forth on Schedule 4.17, neither the Company nor the Subsidiary has any obligation to provide health or other welfare benefits to former, retired or terminated employees, except as specifically required under Section 4980B of the Code. With respect to all of its past and present employees, the Company and the Subsidiary have complied in all material respects with the notice and continuation requirements of Part 6 of Subtitle B of Title I of ERISA and of Section 4980B of the Code.

          4.18 Absence of Changes.  Except  as otherwise set forth  on
Schedule 4.18 hereto, since the date of the Bid Balance Sheet (a) the business of the Company and the Subsidiary have been operated only in the ordinary course, (b) there has been no material adverse change in the business, assets, properties, results of operations or financial condition of the Company and the Subsidiary, taken as a whole, (c) none of the actions prohibited under Section 6.2 of this Agreement has occurred or (d) except for dividends on the Preferred Stock of the Company in accordance with the terms thereof, any declaration or payment or setting aside the payment of any dividend or any distribution in respect of the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition of any such stock by the Company.


          4.19 Tax Matters.

               4.19.1 All Tax Returns required to be filed with respect to the business and assets of the Company and the Subsidiary have been duly and timely (within any applicable extension periods) filed with the appropriate governmental agencies in all jurisdictions in which such Returns are required to be filed and all Taxes (including estimated Taxes) shown to be due and payable on such Returns have been paid.

               4.19.2 The aggregate liability of the Company and the Subsidiary for Taxes (whether or not assessed) as of the date of the Bid Balance Sheet did not exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and tax income) disclosed on the face of the Bid Balance Sheet. The aggregate liability of the Company and the Subsidiary for Taxes (whether or not assessed) as of the Closing Date will not exceed such reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and tax income), as such reserve for Tax liability may be adjusted for the passage of time through the Closing Date in accordance with the past customs of the Company or the Subsidiary.

               4.19.3 Except as set forth on Schedule 4.19 hereto, there is no claim or assessment pending or, to the Knowledge of the Company Stockholders, threatened against either the Company or the Subsidiary for any alleged deficiency in Taxes.

               4.19.4 Except as set forth on Schedule 4.19, neither the Company nor the Subsidiary has (a) filed any consent to the application of Section 341(f) of the Code, (b) executed a waiver or consent extending any statute of limitations for the assessment or collection of any Taxes which remains outstanding, (c) applied for a ruling relating to Taxes, (d) entered into a closing agreement with any Tax Authority, or (e) filed an election under Section 338(g) or 338(h)(10) of the Code or caused a deemed election under Section 338(e) of the Code.

               4.19.5 Except as set forth on Schedule 4.19, no Income Tax Return of the Company or the Subsidiary has been audited by any Tax Authority at any time since the Company Acquisition Date.

               4.19.6 Neither the Company nor the Subsidiary is a party to any written agreement providing for the allocation or sharing of Taxes.

               4.19.7 There are no Tax Liens upon any property or assets of the Company or the Subsidiary except for Liens for current Taxes not yet due and payable.

          4.20 Environmental Protection.

               4.20.1         As used in this Agreement:

                    (a) "Environmental Claim" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of noncompliance or violation (written or, to the Knowledge of the Company Stockholders, oral) by any Person alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from: (i) the presence, or release into the environment, of any Environmental Hazardous Materials at any location, whether or not owned by the Company or the Subsidiary; or (ii) circumstances forming the basis of any violation or alleged violation, of any Environmental Law; or (iii) any and all claims by any Person seeking damages, contribution, indemnification, cost, recovery, compensation or injunctive relief resulting from the presence or Environmental Release of any Environmental Hazardous Materials.

                    (b) "Environmental Laws" shall mean all federal, state, local or foreign statute, law, rule, ordinance, code and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to Environmental Releases or threatened Environmental Releases of Environmental Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Environmental Hazardous Materials.

                    (c)  "Environmental  Hazardous  Materials"   shall
     mean: (i) any petroleum or petroleum products, radon gas, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls (PCBs) and transformers or other equipment that contain dielectric fluid containing levels of PCBs; and (ii) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law.

                    (d) "Environmental Release" shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

               4.20.2         Except as  set forth  in Schedule  4.20,
each of the Company and the Subsidiary: (a) is in compliance with all applicable Environmental Laws; and (b) has not received any communication (written or, to the Knowledge of the Company Stockholders, oral), from a governmental authority, that alleges that either the Company or the Subsidiary is not in compliance with applicable Environmental Laws.

               4.20.3         Except as  set forth  in Schedule  4.20,
each of the Company and the Subsidiary has obtained all environmental, health and safety Permits and governmental authorizations (collectively, the "Environmental Permits") necessary for its operations, and all such Permits are in good standing and each of the Company and the Subsidiary is in compliance with all terms and conditions of the Environmental Permits in all material respects.

               4.20.4 Except as set forth in Schedule 4.20, there is no Environmental Claim pending or, to the Knowledge of the Company Stockholders, threatened against either the Company or the Subsidiary or against any Person whose liability for any Environmental Claim either the Company or the Subsidiary has or may have retained or assumed either contractually or by operation of Law, or against any real or personal property or operations which either the Company or the Subsidiary owns, leases or operates.

               4.20.5 Except as set forth in Schedule 4.20, there have been no Environmental Releases of any Environmental Hazardous Material by either the Company or the Subsidiary on real property owned, used, leased or operated by either the Company or the Subsidiary.

               4.20.6 Except as set forth on Schedule 4.20, no real property owned, operated, used or controlled by either the Company or the Subsidiary since the Company Acquisition Date is currently listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or on any comparable state list, and neither the Company nor the Subsidiary has received any written notice from any Person under or relating to CERCLA or any comparable state or local Law.

               4.20.7 Except as set forth on Schedule 4.20, no off-site location at which either the Company or the Subsidiary has disposed or arranged for the disposal of any waste is listed on the National Priorities List or on any comparable state list and neither the Company nor the Subsidiary has received any written notice from any Person with respect to any off-site location, of potential or actual liability or a written request for information from any Person under or relating to CERCLA or any comparable state or local Law.

          4.21 Intellectual Property. Schedule 4.21 hereto sets forth a complete and correct list of all patents, trademarks, trade names, service marks and copyrights (or pending registrations and applications therefor) owned or used under license by the Company or the Subsidiary and of each invention, formula, method and process used under license by either the Company or the Subsidiary (the "Intellectual Property"), and no royalties, honorariums or fees are payable by the Company or the Subsidiary to any Person by reason of the ownership or use of the Intellectual Property. Schedule 4.21 sets forth a complete and correct list of each item of Intellectual Property which the Company or the Subsidiary licenses or sublicenses to others. Except as set forth on Schedule 4.21, (a) no claims have been asserted by any Person in connection with the use by the Company or the Subsidiary of any Intellectual Property, (b) to the Knowledge of the Company Stockholders, no Person is infringing upon any of the rights of the Company or the Subsidiary with respect to the Intellectual Property, and (c) to the Knowledge of the Company
Stockholders, the use by the Company and the Subsidiary of the Intellectual Property does not infringe on the rights of any Person.

                4.22 Material Contracts. Schedule 4.22 hereto sets forth a complete and correct list of all Material Contracts to which the Company and the Subsidiary are parties. Such Material Contracts are valid and binding and in full force and effect and there are no defaults thereunder or events which with notice or the passage of time would constitute a default by the Company or the Subsidiary or, to the Knowledge of the Company Stockholders, by any other party thereto, except for such defaults and events as to which requisite waivers or consents have been obtained.

          4.23 Transactions With Affiliates.   Except as set forth  on
Schedule 4.23 hereto, (a) since the date of the Bid Balance Sheet, neither the Company nor the Subsidiary has entered into any Material Contract or engaged in any other transaction with any Company Stockholder or any Affiliate of a Company Stockholder, (b) no Affiliate of any Company Stockholder has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of either the Company or the Subsidiary, (c) none of the Company Stockholders nor any of their Affiliates is indebted to the Company or the Subsidiary, and (d) neither the Company nor the Subsidiary is indebted to any Company Stockholder or any of their Affiliates.

          4.24 Powers of Attorney.   Except as  set forth on  Schedule
4.24 hereto, neither the Company nor the Subsidiary has granted any power of attorney to any Person for any purpose whatsoever, which power of attorney is currently in force.

          4.25 Inventory. Except as set forth on Schedule 4.25, the inventories of raw materials, work in process, spare parts, supplies, and finished goods owned by the Company or the Subsidiary are, as a whole, merchantable and useable or saleable in the ordinary course of business, subject to the reserve for inventory writedown disclosed on the books of the Company and the Subsidiary as adjusted for the passage of time through the Closing Date.

          4.26 No Pending Acquisitions. Except for this Agreement, neither the Company nor the Subsidiary is a party to or is bound by any agreement, undertaking or commitment with respect to an Acquisition.

          4.27 Accounts. Except as set forth on Schedule 4.7, all accounts receivable owned by the Company or the Subsidiary have arisen from bona fide transactions in the ordinary course of business and, to the extent not previously collected, are fully collectible, subject to reserves as set forth in the Interim Financial Statements, and none of such Accounts is or will be at the Closing Date subject to any counterclaim or set off.

          4.28      Plant and  Equipment.    Except as  set  forth  on
Schedule 4.28, all plant structures and equipment of the Company and the Subsidiary are in all material respects in good operating condition and repair, subject to normal wear and tear, and are free from structural or mechanical defects.

          4.29 Borrowed Money Debt; Preferred Stock; Warrants. Except as set forth on Schedule 4.29, (a) the Borrowed Money Debt is prepayable without premium or penalty and without the consent of the lenders thereunder, (b) the Preferred Stock of the Company may be redeemed by the Company at an aggregate purchase price of $5,000,000, plus accrued and unpaid dividends and without the consent of the holders thereof and (c) the Warrants may be redeemed by the Company at the Warrant Price without the consent of the holders thereof.

          4.30 Customers. Except as set forth on Schedule 4.30, since January 1, 1994, there has been no termination, cancellation or material curtailment of the business relationship of the Company and the Subsidiary with any customer or group of affiliated customers whose purchases individually or in the aggregate constituted more than five percent (5%) of the consolidated sales of the Company and the Subsidiary for the fiscal year ended December 31, 1993, nor, to the Knowledge of the Company Stockholders, any notice of intent to so materially curtail.

          4.31 Transaction. Neither the Company nor the Subsidiary has incurred any brokers, attorneys, accountants, investment bankers or other fees or other out-of-pocket expenses in connection with the transactions described in this Agreement.

          4.32 Disclosure. No statement of fact by the Company Stockholders contained in this Agreement or in the Schedules to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading as of the date to which it speaks.

     4.33 No Other Representations or Warranties. Except for the representations and warranties contained in this Article 4 and in
Article 5 hereof, none of the Company Stockholders, the Company, nor the Subsidiary nor any other Person makes any other express or implied representation or warranty on behalf of the Company Stockholders, the Company or the Subsidiary, and the Company Stockholders, the Company and the Subsidiary hereby disclaim any such representation or warranty, whether by any Company Stockholder, the Company or the Subsidiary or any of their respective officers, directors, employees, agents or Representatives or any other Person, with respect to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, notwithstanding the delivery or disclosure to Purchaser or any of its officers, directors, employees, agents or Representatives or any other Person of any documentation or other information by the Company Stockholders, the Company or the Subsidiary or any of their respective officers, directors, employees, agents or Representatives or any other Person with respect to any one or more of the foregoing.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF  THE COMPANY STOCKHOLDERS
           REGARDING SHARES AND OTHER MATTERS

          In order to induce Purchaser to enter into this Agreement, and to consummate the transactions contemplated hereby, each of the Company Stockholders severally represents and warrants to Purchaser as follows:

          5.1 Organization and Standing of the Company Stockholders. Those Company Stockholders which are not individuals are duly organized, validly existing and in good standing under the Laws of their respective states of formation. Each of the Company Stockholders has all requisite right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          5.2 Stock Ownership. Each of the Company Stockholders owns, beneficially and of record, the shares of Common Stock of the Company set forth opposite each Company Stockholder's name in the applicable portion of Schedule 2.1. Except as set forth on Schedule
5.2 hereto, each of the Company Stockholders has the right to transfer to Purchaser all of the Shares, free and clear of any Liens. The Company Stockholders will transfer and convey, and Purchaser will acquire, good, valid and marketable title to the Purchased Shares, free and clear of all Liens.

          5.3 Authorization of Agreement. The execution, delivery and performance by each Company Stockholder of this Agreement and the consummation by each Company Stockholder of the transactions contemplated hereby have been duly and validly authorized by all requisite action and this Agreement constitutes the legal, valid and binding obligations of each Company Stockholder, enforceable against each Company Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, fraudulent conveyance and other similar Laws affecting creditors' rights generally and by general principles of equity.

          5.4 No Violation or Conflict. Except for the requisite notice and filing by the Company or the Company Stockholders under the HSR Act, the execution and delivery of this Agreement and the consummation by the Company Stockholders of the transactions contemplated hereby, and compliance by the Company Stockholders with the provisions hereof, (a) does not and will not violate or conflict with any provision of Law or any writ, order of decree of any court or Authority, or any term or provision of any Articles or Certificates of Incorporation, bylaws or partnership agreement of any Company Stockholder which is not an individual, and (b) does not and will not, with or without the passage of time or the giving of notice or both, result in the breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of any Company Stockholder pursuant to, any instrument or agreement to which any Company Stockholder is a party or by which any Company Stockholder or its/his properties may be bound or affected.

          5.5 Consent or Approval of Authorities. Except for the requisite notice and filing by the Company or the Company Stockholders under the HSR Act, no consent, approval or authorization of, or registration, qualification, designation, declaration or filing with, any Authority is required in connection with the execution, delivery of performance by the Company Stockholders of this Agreement, or any other agreement, instrument or document contemplated hereby or the consummation by the Company Stockholders of the transactions contemplated hereby or thereby.

          5.6 Litigation. There are no actions, suits, claims or proceedings pending or, to the Knowledge of the Company Stockholders, threatened against or involving any Company Stockholder or any of such Company Stockholder's assets or properties, before any court or arbitration tribunal or by or before any Authority that question the validity of this Agreement or seek to prohibit, enjoin or otherwise challenge the consummation of the transactions contemplated hereby. There are no outstanding orders, judgments, injunctions, stipulations, awards or decrees of any Authority, court or arbitration tribunal against any Company Stockholder or any of such Company Stockholder's assets or properties which prohibit or enjoin the consummation of the transactions contemplated hereby.

          5.7 Brokers. The Company Stockholders have not employed any broker or finder other than Bowles Hollowell Conner & Co. and have not incurred and will not incur any broker's, finder's or similar fees, commissions or expenses payable by the Company Stockholders or the Company in connection with the transactions contemplated by this Agreement except for fees, if any, payable to Bowles Hollowell Conner & Co. Any fee payable to Bowles Hollowell Conner & Co. shall be paid by the Company Stockholders.

ARTRICLE 6. PRE-CLOSING COVENANTS

          6.1 Conduct of Business. During the period from the date hereof to the Closing Date, the Company Stockholders shall, unless Purchaser shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), cause the Company and the Subsidiary to continue to conduct their respective business affairs in the usual and ordinary course of business and in substantially the same manner as previously conducted (except as required by applicable
Law) and to maintain, or cause to be maintained in full force and effect, all of the Company's and the Subsidiary's Permits.

          6.2 Pre-Closing Activities. Except as otherwise permitted or required by this Agreement or as set forth on Schedule 6.2 hereto, prior to the Closing Date, the Company Stockholders shall not, unless Purchaser shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), take any action to cause the Company or the Subsidiary, and shall not permit the Company or the Subsidiary, to:

               6.2.1 create, incur or assume any indebtedness for borrowed money, except for trade credit incurred in the ordinary course of business, or incur, assume or become subject, whether directly or indirectly, by way of guaranty or otherwise, to any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than obligations or liabilities incurred in the ordinary course of business; or

               6.2.2 fail to discharge or satisfy any Lien or pay or satisfy any obligation or liability (whether absolute, accrued, contingent or otherwise) arising from its operations when the same shall become due and payable; or

               6.2.3 sell, lease, assign, transfer or otherwise dispose of any fixed property or fixed asset, except for sales of fixed assets having a gross book value not in excess of $50,000 individually or $200,000 in the aggregate; or


               6.2.4 permit or allow any property or asset to be subjected to any Lien except Permitted Personal Property Liens and Permitted Real Estate Liens, or enter into any conditional sale or other title retention agreement with respect to any property or asset; or

               6.2.5 except for dividends on the Preferred Stock of the Company in accordance with the terms thereof and except for the prorated dividend on the Preferred Stock of the Company from the last payment date to the Closing Date, declare or pay any dividend or other distribution on or with respect to any shares of its capital stock or make any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock; or

               6.2.6          make  any  change   in  its   accounting
methods or practices, except as contemplated by this Agreement;

               6.2.7 amend its Articles or Certificate of Incorporation or bylaws or merge with or into or consolidate with any other Person, subdivide or in any way reclassify any shares of its capital stock or change in any manner the rights of its outstanding capital stock; or

               6.2.8 create, authorize, issue, sell or deliver any of its capital stock, bonds or other of its securities (whether authorized and unissued or held in treasury), or any instrument convertible into any of them, or grant or otherwise issue any options, warrants or other rights with respect thereto, or split up, combine or reclassify any of its outstanding stock; or

               6.2.9 merge or consolidate with, or acquire substantially all of the assets of, any other Person; or

               6.2.10 make any loan or advance (whether in cash or other property), or make any investment in or capital contribution to, or extend any credit to, any Person, except (a) short-term investments pursuant to customary cash management policies, and (b) advances made in the ordinary course of business to employees consistent with past practices; or

               6.2.11 make any payment to any Company Stockholder or any Affiliate of any Company Stockholder (other than (a) payments pursuant to the Management Agreement and reimbursements for expenditures made on behalf of the Company by the Company Stockholders or their Affiliates in the ordinary course of business consistent with past practices and (b) compensation to any Company Stockholder employed by the Company and/or the Subsidiary) or forgive any indebtedness due or owing from any Company Stockholder or any Affiliate of any Company Stockholder to the Company; or

               6.2.12 enter into any agreement with any labor union or association representing any employee, or make any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors or employees; or

               6.2.13 enter into, amend, terminate or fail to renew any Material Contract except in the ordinary course of business; or

               6.2.14 in addition to required capital expenditures associated with reimbursable tooling costs for the Company's GE Monogram product, make any other capital expenditures, capital additions or capital improvements which exceeds $100,000 per expenditure or is in excess of $1,000,000 in the aggregate; or

               6.2.15 institute or amend any Employee Benefits or enter into or modify any written employment arrangement with any Person; or

               6.2.16 enter into any agreement or commitment to do any of the foregoing.

          6.3 Best Efforts. The parties shall use their respective best efforts to cause the consummation of the transactions contemplated by this Agreement, including, but not limited to, obtaining General Electric Company's consent to the assignment or continuation of the General Electric Agreements in their current form as soon as possible following the execution of this Agreement.

          6.4  Confidentiality.

               6.4.1 Unless and until the transactions contemplated hereby have been consummated, Purchaser shall, and shall ensure that its Representatives shall, hold in strict confidence and not use in any way except in connection with the consummation of the transactions contemplated hereby, all Confidential Information obtained in connection with the transactions contemplated hereby from the Company Stockholders, the Company or the Subsidiary or from any of their respective Representatives, except any such Confidential Information which is required to be disclosed by Purchaser or its Representatives (a) in connection with any court action or any
proceeding  before  any   Authority,  (b)  in   connection  with   the
enforcement of any of the rights of Purchaser hereunder, or (c) in connection with securing any consent or approval hereunder; provided, however, that in the case of a disclosure contemplated by clause (a) or (c) above, no disclosure shall be made until Purchaser shall have given notice to the Company Stockholders of the intention so to disclose such Confidential Information and shall have given the Company Stockholders a reasonable opportunity to contest the need for such disclosure, and Purchaser shall cooperate with the Company Stockholders in connection with any such proceeding. Purchaser shall cause its Representatives to agree, for the benefit of the Company Stockholders, to keep such Confidential Information confidential, and to hold or dispose of such Confidential Information in the manner and to the extent provided herein. Purchaser shall not use any Confidential Information in competition with the Company and/or the Subsidiary.

               6.4.2 In the event this Agreement is terminated, Purchaser and its Representatives shall promptly destroy or, upon the request of the Company Stockholders, return to the Company Stockholders all Confidential Information furnished by the Company Stockholders, the Company or the Subsidiary or any of their respective Representatives, and any copies or extracts thereof.


         6.5  HSR Act; Consents and Approvals.

               6.5.1 Purchaser and the Company Stockholders shall each (a) file within two business days after the execution of this Agreement with the Antitrust Division of the United States Department of Justice and the Federal Trade Commission the pre-merger notifications required by the HSR Act from such party, requesting early termination of the waiting period thereunder, (b) respond promptly to inquiries to such party from such Authorities in connection with such filings, and (c) cooperate fully with one another in the preparation of such filings and responses.

               6.5.2 Purchaser and the Company Stockholders shall each (and the Company Stockholders shall cause the Company and the Subsidiary to) give any notices to, make any filings with, and use their respective reasonable efforts to obtain any other authorizations, consents and approvals of any Authorities required to be obtained by any of them to consummate the transactions contemplated hereby.

               6.5.3 The Company Stockholders shall cause the Company and the Subsidiary to give any notices to third parties, and shall cause the Company and the Subsidiary to use their reasonable efforts to obtain, any third party consents that Purchaser may reasonably request in connection with the consummation of the transactions contemplated hereby. Nothing in this Agreement shall be construed as an attempt or an agreement by the Company or the Subsidiary to assign or cause the assignment of any contract or agreement which is by Law nonassignable without the consent of the other party or parties thereto, unless such consent shall have been given.

          6.6 Termination of Management Agreement. The Company and Trivest Analysts, Inc. shall, effective for all periods beginning on or after the Closing Date, terminate the Management Agreement and any related policies between or among the Company Stockholders, Affiliates of the Company Stockholders, the Company and the Subsidiary. Except for any amounts receivable from or payable to Trivest Analysts, Inc. under the Management Agreement as of the Closing Date, no further payments shall be due thereunder. Any amounts payable under the Management Agreement pursuant to the preceding sentence shall be paid on or before the Closing Date.

ARTICLE 7.     CONDITIONS TO CLOSING

          7.1 Conditions to Obligations of Purchaser. All of the obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each and every one of the following express conditions precedent, any one or more of which may be waived by Purchaser:

               7.1.1 Each of the representations and warranties of the Company Stockholders contained in: (a) Section 4.1, 4.5, 4.6, 5.2, 5.3 and 5.5 of this Agreement shall be true and correct in all respects as of the Closing Date with the same force and effect as though made on and as of such date; and (b) all other Sections of this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as through made on and as of such date.

               7.1.2          The  Company  Stockholders  shall   have
performed and complied: (a) in all respects with all of the agreements, covenants and obligations required under Sections 2.3.1, 2.7, 2.8, 6.5 and 6.6 of this Agreement to be performed or complied with by the Company Stockholders prior to or at the Closing; and (b) in all material respects with all of the other agreements, covenants and obligations required under this Agreement to be performed or complied with by the Company Stockholders prior to or at the Closing.

               7.1.3 The Company Stockholders shall have delivered to Purchaser a certificate, certifying in such detail as Purchaser may reasonably request, that the conditions specified in Sections 7.1.1 and 7.1.2 have been fulfilled.

               7.1.4 All filings that are required to have been made by the Company Stockholders, the Company or the Subsidiary with any Authority in order to carry out the transactions contemplated by this Agreement shall have been made, and all authorizations, consents and approvals from all Authorities required to carry out the transactions contemplated by this Agreement shall have been received.

               7.1.5 There shall be in force no claim, proceeding, action, order or decree by or before any court or Authority of competent jurisdiction restraining, enjoining, prohibiting, invalidating or otherwise preventing (or seeking to prevent) the consummation of the transactions contemplated hereby.

               7.1.6          No  proceeding  in  which  any   Company
Stockholder,  the  Company  or  the  Subsidiary  shall  be  a  debtor, defendant or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against such Person under any United States or state bankruptcy or insolvency Law.

               7.1.7 Purchaser shall have received certificates issued by the Secretaries of State of the States of Delaware and Tennessee, as of a date reasonably acceptable to Purchaser, as to the good standing of the Company and the Subsidiary, respectively, in each such state. In addition with respect to those Company Stockholders which are not individuals, Purchaser shall have received (a) a certificate of the applicable officer or partner of each such Company Stockholder as to the incumbency and signatures of the Person executing this Agreement on behalf of such Company Stockholder, and (b) a certificate issued by the Secretary of State of the state in which each such Company Stockholder is organized, as of a date reasonably acceptable to Purchaser, as to the good standing of such Company Stockholder in such state.

               7.1.8          The  Company  Stockholders  shall   have
delivered to Purchaser such resignations of the officers and directors of the Company and the Subsidiary as Purchaser may request.

               7.1.9          Purchaser  shall   have   received   the
Opinion of Counsel to the Company Stockholders.

               7.1.10 Since the date of the Bid Balance Sheet there shall have been no material adverse change in (or event or circumstance occurring that, with the passage of time, is reasonably likely to result in a material adverse change in) the business, assets, properties, results of operations or financial condition of the Company and the Subsidiary, taken as a whole.

               7.1.11         Funding  pursuant   to   the   financing
commitments referred to in Section 3.10 hereof shall have occurred.

               7.1.12 At or prior to the Closing, the Company Stockholders shall have delivered to Purchaser:

                    (a) a copy of the Articles or Certificate of Incorporation of each of the Company and the Subsidiary, as amended to date, certified as of the recent date by the Secretary of State of the state of incorporation of that corporation; and

                    (b) all corporate minute books, stock transfer books, blank stock certificates and corporate seals of the Company and the Subsidiary.

               7.1.13         The Escrow  Agreement  shall  have  been
executed  and  delivered   by  the  Escrow   Agent  and  the   Company
Stockholders.

               7.1.14 All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement by the Company Stockholders, the Company and the Subsidiary, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Purchaser, and the Company Stockholders shall have made available to Purchaser for examination the originals or true and correct copies of all documents Purchaser may reasonably request in connection with the transactions contemplated by this Agreement.

          7.2  Conditions to Company  Stockholders' Obligations.   All
of the obligations of the Company Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each and every one of the following express conditions precedent, any one or more of which may be waived by the Company Stockholders:

               7.2.1 Each of the representations and warranties of Purchaser contained in: (a) Sections 3.1 and 3.2 of this Agreement shall be true and correct in all respects as of the Closing Date with the same force and effect as though made on and as of such date; and (b) all other Sections of this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date.

               7.2.2 Purchaser shall have performed and complied: (a) in all respects with all of the agreements, covenants and obligations required under Sections 2.2, 2.3.5, 2.7, 2.8, 6.4 and
6.5 of this Agreement to be performed or complied with by the Purchaser prior to or at the Closing; and (b) in all material respects with all of the other agreements, covenants and obligations required under this Agreement to be performed or complied with by it prior to or at the Closing.

               7.2.3 Purchaser shall have delivered to the Company Stockholders a certificate, executed by a duly authorized officer of Purchaser in his capacity as such, certifying in such detail as the Company Stockholders may reasonably request that the conditions specified in Sections 7.2.1 and 7.2.2 have been fulfilled.

               7.2.4 The Company Stockholders, the Company and the Subsidiary shall have obtained all authorizations, consents, waivers and approvals from parties to contracts or other agreements to which the Company or the Subsidiary is a party, or by which either of them is bound, as may be required to be obtained in connection with the consummation of the transactions contemplated hereby.

               7.2.5 All filings that are required to have been made by Purchaser with any Authority in order to carry out the transactions contemplated by this Agreement shall have been made, and all authorizations, consents and approvals from all Authorities required to carry out the transactions contemplated by this Agreement shall have been received.

               7.2.6          There  shall  be  in  force  no  claim,
proceeding, action, order or decree by or before any court or Authority of competent jurisdiction restraining, enjoining, prohibiting, invalidating or otherwise preventing (or seeking to prevent) the consummation of the transactions contemplated hereby.

               7.2.7 No proceeding in which Purchaser shall be a debtor, defendant or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against such Person under any United States or state bankruptcy or insolvency Law.

               7.2.8 The Company Stockholders shall have received (a) a certificate of the Secretary or an Assistant Secretary of Purchaser as to the incumbency and signatures of the officers of Purchaser executing this Agreement, and (b) a certificate issued by the Secretary of State of Wisconsin, as of a date reasonably acceptable to the Company Stockholders, as to the good standing of Purchaser in such state.

               7.2.9          The  Company  Stockholders  shall   have
received the Opinion of Counsel to Purchaser.

               7.2.10 The Escrow Agreement shall have been executed and delivered by Purchaser and the Escrow Agent and Purchaser shall have delivered the Escrow Deposit to the Escrow Agent.

               7.2.10 All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement by Purchaser, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Company Stockholders, and Purchaser shall have made available to the Company Stockholders for examination the originals or true and correct copies of all documents which the Company Stockholders may reasonably request in connection with the transactions contemplated by this Agreement.


ARTICLE 8.     ADDITIONAL AGREEMENTS

          8.1 Further Assurances. The parties hereto shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary stock, powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the Shares.

          8.2 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by Purchaser and the Company Stockholders. The parties hereto agree to cooperate in issuing any press release or other public announcement concerning this Agreement or the transactions contemplated hereby. Whenever practicable, each party shall furnish to the other party drafts of all such press releases or announcements prior to their release. Nothing contained herein shall prevent any party from at any time furnishing any information to any Authority or from making any disclosures required under the Securities Act of 1933 or the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or under the rules and regulations of any national securities exchange on which such party's shares of capital stock are listed.

          8.3   Certain Tax Matters.

               8.3.1 The Company Stockholders shall have no liability with respect to any Taxes resulting by reason of any election made or deemed to be made by Purchaser or the Company subsequent to the Closing, whether express or implied, under Section 338 of the Code.

               8.3.2 Notwithstanding any provision of this Agreement which may be to the contrary, Purchaser shall preserve, and shall cause the Company and the Subsidiary to preserve, all Returns, books and records in their control relating to any liabilities for Taxes due with respect to any Pre-Closing Tax Period until the expiration of the Indemnification Period.

          8.4 Further Assurances After Closing. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the parties hereto will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (except to the extent the requesting party is entitled to indemnification therefor under this Agreement).

            8.5   Access.

               8.5.1 Until the date which is five years after the Closing Date, Purchaser will give, and will cause the Company and the Subsidiary to give, to the Company Stockholders reasonable access to (and the right to make copies at the expense of the Company
Stockholders of) the books, files, records and Tax Returns of the Company and the Subsidiary to the extent that such relate to the business and operations of the Company and the Subsidiary on or prior to the Closing Date and are in Purchaser's, the Company's or the Subsidiary's possession on the Closing Date or subsequently come into Purchaser's, the Company's or the Subsidiary's possession. Any access pursuant to this Section 8.5.1 will be conducted by the Company Stockholders in good faith, with a reasonable purpose and in such manner as not to interfere unreasonably with the operations of Purchaser, the Company or the Subsidiary following the Closing. Neither Purchaser, the Company nor the Subsidiary will destroy or dispose of any such books, files, records or Tax Returns prior to the expiration of such five year period.

               8.5.2 Until the date which is five years after the Closing Date, the Company Stockholders will give to Purchaser, the Company and the Subsidiary reasonable access to (and the right to make copies at the expense of Purchaser, the Company or the Subsidiary of) the books, files, records and Tax Returns of the Company Stockholders to the extent that such relate to the business and operations of the Company and the Subsidiary prior to the Closing Date and are in the possession of any Company Stockholder on the Closing Date or subsequently come into a Company Stockholder's possession. Any access pursuant to this Section 8.5.2 will be conducted by Purchaser in good faith, with a reasonable purpose and in such manner as not to interfere unreasonably with the operations of such Company Stockholder following the Closing. The Company Stockholders will not destroy or dispose of any such books, files, records or Tax Returns prior to the expiration of such five year period.

          8.6 Dispute Resolution Mechanisms

               8.6.1    As used in  this  Agreement,  "Dispute" shall:

                    (a) mean any dispute or disagreement between the Company Stockholders and Purchaser concerning the interpretation of this Agreement, the validity of this Agreement, any breach or alleged breach by any party under this Agreement or any other matter relating in any way to this Agreement; and

                    (b) exclude any dispute or disagreement between the Company Stockholders and Purchaser concerning (i) the calculations of Gross Profit and the Earnout, or the calculations of the Final Gross Profit or the Final Earnout, which shall be resolved pursuant to the provisions of Section 2.4 of this Agreement and (ii) the Closing Date Balance Sheet or the calculation of the Post Closing Adjustment, or the calculations of the Final Closing Date Balance Sheet or the Final Post Closing Adjustment, which shall be resolved pursuant to the provisions of
     Section 2.5 of this Agreement.

               8.6.2 If a Dispute arises, the parties shall follow the procedures specified in Sections 8.6.3, 8.6.4 and 8.6.5 of this Agreement.

               8.6.3 The parties shall promptly attempt to resolve any Dispute by negotiations between the Company Stockholders' Agent and Purchaser. Either the Company Stockholders' Agent or Purchaser may give the other party written notice of any Dispute not resolved in the normal course of business. The Company Stockholders' Agent and Purchaser shall meet at a mutually acceptable time and place within ten (10) calendar days after delivery of such notice, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the Dispute. If the Dispute has not been resolved by these Persons within thirty (30) calendar days of the disputing party's notice, or if the parties fail to meet within such fifteen (15) calendar days, either the Company Stockholders' Agent or Purchaser may initiate mediation as provided in
Section 8.6.4 of this Agreement. If a negotiator intends to be accompanied at a meeting by legal counsel, the other negotiator shall be given at least three (3) business days' notice of such intention and may also be accompanied by legal counsel.

               8.6.4 If the Dispute is not resolved by negotiations pursuant to Section 8.6.3 of this Agreement, the Company Stockholders' Agent and Purchaser shall attempt in good faith to resolve any such Dispute by nonbinding mediation. Either the Company Stockholders' Agent or Purchaser may initiate a nonbinding mediation proceeding by a request in writing to the other party (the "Request"), and both parties will then be obligated to engage in a mediation. The proceeding will be conducted in accordance with the then current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes, with the following exceptions:

                    (a)  if the parties have not agreed within  thirty
     (30) calendar days of the Request on the selection of a mediator willing to serve, CPR, upon the request of either the Company Stockholders' Agent or Purchaser, shall appoint a member of the CPR Panels of Neutrals as the mediator; and

                    (b) efforts to reach a settlement will continue until the conclusion of the proceedings, which shall be deemed to occur upon the earliest of the date that: (i) a written settlement is reached; or (ii) the mediator concludes and informs the parties in writing that further efforts would not be useful; or (iii) the Company Stockholders' Agent and Purchaser agree in writing that an impasse has been reached; or (iv) a period of sixty (60) calendar days has passed since the Request and none of the events specified in Sections 8.6.4(b)(i), (ii) or (iii) have occurred. No party may withdraw before the conclusion of the proceeding.

               8.6.5          If  a   Dispute  is   not  resolved   by
negotiation pursuant to Section 8.6.3 of this Agreement or by mediation pursuant to Section 8.6.4 of this Agreement within one hundred (100) calendar days after initiation of the negotiation process pursuant to Section 8.6.3 of this Agreement, such Dispute and any other claims arising out of or relating to this Agreement may be heard, adjudicated and determined in an action or proceeding filed in any state or federal court which has jurisdiction over the parties.

               8.6.6 (a) Provisional Remedies. At any time during the procedures specified in Sections 8.6.3 and 8.6.4 of this Agreement, a party may seek a preliminary injunction or other provisional judicial relief if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, the parties will continue to participate in good faith in the procedures specified in Section
     8.6.3 and 8.6.4 of this Agreement.

                    (b) Tolling Statue of Limitations. All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in Sections 8.6.3 and 8.6.4 of this Agreement are pending. The parties will take such action, if any, as is required to effectuate such tolling.

                    (c)  Performance  to  Continue.    Each  party  is
     required to continue to perform its obligations under this Agreement pending final resolution of any Dispute.

                    (d) Extension of Deadlines. All deadlines specified in this Section 8.6 of this Agreement may be extended by mutual agreement between the Company Stockholders' Agent and Purchaser.

                    (e) Enforcement. The parties regard the obligations in this Section 8.6 of this Agreement to constitute an essential provision of this Agreement and one that is legally binding on them. In case of a violation of the obligations in this Section 8.6 of this Agreement by either the Company Stockholders or Purchaser, a party may bring an action to seek enforcement of such obligations in any state or federal court having jurisdiction over the parties.

                    (f) Costs. The parties shall pay: (i) their own costs, fees, and expenses incurred in connection with the appli-cation of the provisions of Sections 8.6.3 and 8.6.4 of this Agreement; and (ii) fifty percent (50%) of the fees and expenses of CPR and the mediator in connection with the application of the provisions of Section 8.6.4 of this Agreement.

                    (g) Replacement. If CPR is no longer in business or is unable or refuses or declines to act or to continue to act under Section 8.6.4 of this Agreement for any reason, then the functions specified in Section 8.6.4 of this Agreement to be performed by CPR shall be performed by another Person engaged in a business equivalent to that conducted by CPR as is agreed to by the Company Stockholders' Agent and Purchaser (the "Replacement"). If the Company Stockholders' Agent and Purchaser cannot agree on the identity of the Replacement within ten (10) calendar days after a Request, the Replacement shall be selected by the Chief Judge of the United States District Court for the Eastern District of Wisconsin upon application. If a Replacement is selected by either means, Section 8.6.4 shall be deemed appropriately amended to refer to such Replacement.

          8.7 Payment of 1995 Bonuses. Notwithstanding any provision of this Agreement which may be to the contrary, Purchaser acknowledges that certain of the management employees of the Company are participants in (a) an Executive Bonus Program and (b) a Management Selling Bonus Plan, copies of which have previously been given to Purchaser. Subject to Closing occurring, the Company Stockholders and Purchaser agree to cause the Company to pay in full all bonuses required to be paid under such Executive Bonus Program and Management Selling Bonus Plan in respect of the year ending December 31, 1995 as follows:

               8.7.1 At Closing the following will be paid to the participants in the Executive Bonus Program and the Management Selling Bonus Plan: (a) the amount accrued on the Company's financial statements as of the Closing Date for the Executive Bonus Program, which accrual shall be a pro rata portion of the total 1995 bonus expense for such Program, and (b) the Management Selling Bonus amount due based upon the initial $126,000,000 purchase price less the Escrow Deposit. For purposes of this Agreement, the amount paid at Closing to participants in the Management Selling Bonus Plan will be deemed to be Company Stockholders' Fees and Expenses.

               8.7.2 Purchaser agrees to cause the Company to accrue and pay to the participants in the Executive Bonus Program the remaining bonus due under such Program for the year ending December 31, 1995 in accordance with the Company's past practices.

               8.7.3 After the determination of the Earnout and Post Closing Adjustment in accordance with the provisions of Sections 2.4 and 2.5 and payment of amounts due with respect thereto, the Company Stockholders agree to pay to the participants in the Management Selling Bonus Plan any additional bonus due under such Plan based upon the determinations of the Earnout and Post Closing Adjustment. The Company Stockholders further agree to pay to the participants in the Management Selling Bonus Plan any additional bonus due under such Plan as a result of payments received pursuant to the Escrow Agreement.

          8.8  Tax Audits.

               8.8.1 From and after the date of this Agreement through and including September 16, 1999, Purchaser covenants not to, and to cause the Company and the Subsidiary not to, request or take any action to initiate an audit of any Tax Return of Purchaser, the Company or the Subsidiary.

               8.8.2 Purchaser shall promptly notify the Company Stockholders in writing upon receipt by the Company, Purchaser or their Affiliates of written notice of any pending or threatened Tax audits of or assessments against the Company or the Subsidiary for any Pre-Closing Tax Period of the Company or the Subsidiary, which may affect the determination of Taxes for which indemnification is provided to Purchaser hereunder; provided, however, that the Company Stockholders shall not be relieved of their obligations under Section
9.4 by reason of any delay or failure to give such notice except and to the extent that such party is prevented by the expiration of the statute or limitations or otherwise from exercising its rights under
Section 8.8.3 solely by reason of such delay or failure.

               8.8.3 Subject to the provisions of Section 9.5, the Company Stockholders may, at their own expense, control any audit or determination by any Authority, initiate any claim for refund or amended Return, and contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment of Taxes of the Company or the Subsidiary for any Pre-Closing Tax Period; provided, however, that the Company Stockholders
(a) shall consult with Purchaser with respect to the resolution of any issue that could affect the Company, the Subsidiary, Purchaser or their Affiliates in that or any other taxable year, (b) shall not settle any such issue, or file any amended Return relating to such issue, without the consent of Purchaser and (c) shall promptly pay all Taxes which are assessed and not contested and all Taxes which are contested and finally determined to be due upon resolution or settlement of such contest at the time payment is due, subject, however, to the provisions and limitations of Article 9 and the Escrow Agreement. Where consent to a settlement is withheld by Purchaser pursuant to clause (b) of the preceding sentence, Purchaser may continue or initiate any further proceedings at its own expense, provided that the liability of the Company Stockholders, after giving effect to this Agreement, shall not exceed the liability that would have resulted from the settlement or amended Return.

               8.8.4 Purchaser and the Company Stockholders shall furnish or cause to be furnished to each other (at reasonable times) upon request as promptly as practicable such information (including access to personnel and books and records pertaining solely to the Company and the Subsidiary) and assistance relating to the Company and the Subsidiary as is reasonably necessary for the preparation, review, audit and filing of any Tax Return, the preparation for any Tax audit or the defense of any assessment or other similar claim, provided, that access shall be limited to those items pertaining solely to the Company and the Subsidiary. The party requesting information shall reimburse the other for the outside nonemployee costs of providing such information. Pursuant to the provisions of Section 8.5, Purchaser will provide the Company Stockholders with access to all books and records of with respect to consolidated, combined or unitary Tax Returns, including corporations other than the Company and the Subsidiary, schedules showing the items on such Tax Returns attributable to the Company and the Subsidiary, within 30 business days of a request therefor. Information to which this Section 8.8.4 applies shall not be disposed of by Purchaser until two months after the expiration of the applicable statute of limitations (including any extension thereof); provided, however, that in the event a proceeding has been instituted for which the information may be required prior to the expiration of the applicable statute of limitations, the information shall be retained until two months after there is a final determination with respect to such proceeding; provided, further, that Purchaser shall offer to the Company Stockholders the portions of all such Tax Returns pertaining to the Company and the Subsidiary.

          8.9 Specific Performance. The parties agree that the assets and business of the Company and the Subsidiary as a going concern constitute unique property. There is no adequate remedy at law for the damage which any party might sustain for failure of the other parties to consummate the transactions contemplated by this Agreement, and accordingly, each party shall be entitled, at its option, to the remedy of specific performance to enforce the consummation of the transactions described in this Agreement.

ARTICLE 9. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND  COVENANTS;
           INDEMNIFICATION

          9.1 Company Stockholders' Indemnification. Upon the condition that the Closing be effected, each of the Company Stockholders hereby severally indemnifies and holds harmless Purchaser, the Company and the Subsidiary (collectively, the "Indemnitees"), and their respective successors and assigns, from, against and in respect of:

               9.1.1 any Adverse Consequences which the Indemnitees shall suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to or caused by:

                    (a)  any  breach  or  violation  of  any  of   the
     representations  or   warranties  of   the  Company   Stockholder
     contained in Article 5 of this Agreement; or

                    (b) the failure by the Company Stockholder to comply with any of the covenants or agreements of the Company Stockholder contained in this Agreement; and

               9.1.2     the Company Stockholder's Pro Rata Portion of
any Adverse Consequences which the Indemnitees shall suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to or caused by any breach or violation of any of the representations or warranties of the Company Stockholder contained in Article 4 of this Agreement; provided, however, notwithstanding (a) the disclosure set forth in item 6 of Schedule 4.8 and (b) the disclosures set forth in item 2.2 of Schedules 4.12 and 4.14, the Company Stockholders shall be responsible for their Pro Rata Portion of any Adverse Consequences which the Indemnitees shall suffer resulting from the matters disclosed in item 6 of Schedule 4.8 and item 2.2 of Schedules 4.12 and 4.14, subject to the Basket, the Cap and the provisions of Section 9.11.3.

               9.1.3 the Company Stockholder's Pro Rata Portion of any Adverse Consequences which the Indemnitees shall suffer through and after the date of the claim for indemnification resulting from, arising out of or relating to any Junker Landfill Indemnification Claim as provided in Section 9.3 hereof;

               9.1.4 the Company Stockholder's Pro Rata Portion of any Adverse Consequences which the Indemnitees shall suffer through and after the date of the claim for indemnification resulting from, arising out of or relating to any Specific Tax Indemnification Claims as provided in Section 9.4 hereof;

provided, however, that except as otherwise specifically provided in Sections 9.3 and 9.4 the Company Stockholders shall not have any obligation to indemnify the Indemnitees from, against or in respect of any Adverse Consequences resulting from, arising out of, relating to or caused by the breach or violation of any of the representations or warranties contained in this Agreement (x) until the Indemnitees have suffered Adverse Consequences by reason of all such breaches or violations in excess of $750,000 (the "Basket") (and then only to the extent that such Adverse Consequences, in the aggregate, exceed the Basket), or (y) to the extent the Adverse Consequences suffered by the Indemnitees by reason of all such breaches or violations exceed $20,000,000 (the "Cap"). For purposes of this Section 9.1, no single claim for damages by the Indemnitees against the Company Stockholders hereunder shall be deemed to apply against such $750,000 aggregate deductible (and the Company Stockholders shall have no liability to the Indemnitees in connection therewith) unless the amount of such damages exceeds $10,000; provided, however, that in the event that the aggregate amount of any such individual claims of $10,000 or less asserted by the Indemnitees against the Company Stockholders shall exceed $200,000, then the total amount of such claims shall be deemed to apply against such $750,000 aggregate deductible. Notwithstanding anything to the contrary contained in this Agreement, the Company Stockholders maximum liability for Adverse Consequences relating to the Junker Landfill Indemnification Claim shall not exceed $500,000 and the Company Stockholders maximum liability for Adverse Consequences relating to the Specific Tax Indemnification Claims shall not exceed the amount of the Tax Escrow Deposit at the time the Specific Tax Indemnification Claims are made by an Indemnitee.

           9.2 Purchaser Indemnification. Upon the condition that the Closing be effected, Purchaser hereby indemnifies and holds harmless the Company Stockholders, their successors and assigns from, against and in respect of, any Adverse Consequences which the Company Stockholders shall suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to or caused by (a) any breach or violation of any of the representations or warranties of Purchaser contained in this Agreement, or (b) the failure by Purchaser to comply with any of the covenants or agreements of Purchaser contained in this Agreement.

          9.3 Junker Landfill Indemnification Claim. Upon the condition that the Closing be effected, each of the Company Stockholders hereby severally indemnifies and holds harmless the Indemnitees, and their respective successors and assigns, from, against and in respect of its or his respective Pro Rata Portions of any Adverse Consequences arising out of the Junker Sanitary Landfill located in Hudson, Wisconsin (the "Junker Landfill Indemnification Claim") in accordance with the provisions of this Section 9.3 and the terms and provisions of the Escrow Agreement. The parties acknowledge and agree that (a) the Basket shall not apply to any Junker Landfill Indemnification Claim and that the Company Stockholders shall be responsible for all Adverse Consequences relating to any Junker Landfill Indemnification Claim up to a maximum of $500,000 and (b) any Adverse Consequences paid by the Company Stockholders for a Junker Landfill Indemnification Claim shall be deemed to be Adverse Consequences for purposes of the Cap in Section 9.1. On the Closing Date, Purchaser and the Company Stockholders have agreed to establish the Junker Escrow Deposit for the specific purpose of providing funds for the payment of any Junker Landfill Indemnification Claim.



          9.4 Specific Tax Indemnification Claims. Upon the condition that the Closing be effected and in consideration of
Purchaser's agreement to the provisions of Section 8.8, each of the Company Stockholders hereby severally indemnifies and holds harmless the Indemnitees, and their respective successors and assigns, from, against and in respect of its or his respective Pro Rata Portions of any Adverse Consequences arising out of the Tax matters defined as "Specific Tax Indemnification Claims" in the Escrow Agreement in accordance with the provisions of this Section 9.4 and the terms and provisions of the Escrow Agreement. The parties acknowledge and agree that (a) the Basket shall not apply to any Specific Tax Indemnification Claim and that the Company Stockholders shall be responsible for all Adverse Consequences relating to any Specific Tax Indemnification Claim up to a maximum amount equal to the amount of the Tax Escrow Deposit at the time the Specific Tax Indemnification Claim is made by an Indemnitee and (b) any Adverse Consequences paid by the Company Stockholders for a Specific Tax Indemnification Claim shall be shall be deemed to be Adverse Consequences for purposes of the Cap in Section 9.1. On the Closing Date, Purchaser and the Company Stockholders have agreed to establish the Tax Escrow Deposit for the specific purpose of providing funds for the payment of any Specific Tax Indemnification Claim.

          9.5 Notice of Indemnification Claim. A party (which, if the Company and/or the Subsidiary is to be indemnified, shall be deemed to include the Company and/or the Subsidiary) seeking indemnification pursuant to this Article 9 (the "Indemnified Party") shall give prompt notice to the party from whom such indemnification is sought (the "Indemnifying Party") . In the event that any such claim is based on the fact that a Person not a party to this Agreement has made any demand or claim, or filed or threatened to file any lawsuit (a "Third Party Claim"), which Third Party Claim may cause liability to the Indemnifying Party pursuant to the indemnification provisions of this Agreement, the Indemnifying Party shall have the right, exercisable by notice to the Indemnified Party within ten (10) business days after notice by the Indemnified Party to the Indemnifying Party of the commencement or assertion of such Third Party Claim, to retain counsel (which counsel shall be reasonably acceptable to the Indemnified Party) for the Indemnified Party, at the cost and expense of the Indemnifying Party, to defend any such Third Party Claim. The Indemnified Party shall be permitted to participate in the defense of such Third Party Claim at its own expense. In the event that the Indemnifying Party shall fail to respond within thirty
(30) days after receipt of notice from the Indemnified Party of the commencement or assertion of any such Third Party Claim, then the Indemnified Party shall retain counsel and conduct the defense of such Third Party Claim as it may in its discretion deem proper, at the cost and expense of the Indemnifying Party.

          9.6 Defense by Indemnified Party. Unless and until the Indemnifying Party assumes the defense of a Third Party Claim as provided in Section 9.5, the Indemnified Party may defend against the Third Party Claim in any manner it may reasonably deem appropriate.

          9.7 Consent to Entry of Judgment or Settlement. The Indemnifying Party, if it shall have assumed the defense of any Third Party Claim, shall not have the right to consent to the entry of judgment with respect to, or otherwise settle such Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), unless the judgment or proposed settlement involves only the payment of money damages by the Indemnifying Party and does not impose an injunction or other equitable relief upon the Indemnified Party.

          9.8 Defense Cooperation. The parties hereto shall cooperate in the defense of any Third Party Claim and shall furnish such records, information and testimony, and attend at such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.

          9.9 Reduction in Adverse Consequences for Tax Benefits. If the event causing the Adverse Consequences for the purposes of this
Article 9 gives rise to a current deduction against taxable income of the Indemnified Party, the Adverse Consequences shall be reduced by the Tax benefit attributable thereto. If such event will give rise to a future Tax deduction to the Indemnified Party, the Adverse Consequences shall be reduced by the Tax benefit attributable thereto discounted at the prime rate of interest reported in the Wall Street Journal at the time of payment.

          9.10 Submission of Claims to Insurance Carriers. Purchaser shall, in connection with any Adverse Consequences for which it may seek indemnify under this Agreement, (a) promptly submit all claims in respect of such Adverse Consequences to its insurance carriers, unless Purchaser determines in good faith that such claims are not covered by any such insurance and so notifies the Company Stockholders, and (b) use its best efforts in good faith to recover all amounts to which it may be entitled from any applicable insurer in respect of the claims so submitted.

          9.11 Indemnification Period. The right of any Indemnified Party to receive indemnity as provided in this Article 9 of this Agreement shall, as to any matter which has not been described in a notice delivered to an Indemnifying Party pursuant to this Article 9 of this Agreement prior to such time, expire at 11:59 P.M., Central Time, on:

               9.11.1 the seventh anniversary of the Closing Date for any Junker Landfill Indemnification Claim, and December 31, 1998 for any other matter described in Section 9.1 of this Agreement insofar as it relates to the representations and warranties of the Company Stockholders contained in Section 4.20 of this Agreement or to any products liability claim;

               9.11.2 September 16, 1999 for any Specific Tax Indemnification Claim, and December 31, 1998 for any other matter described in Section 9.1 of this Agreement insofar as it relates to the representations and warranties of the Company Stockholders contained in Section 4.19 of this Agreement; and

               9.11.3 April 30, 1997, for all other matters described in or covered by Article 9 of this Agreement.

          9.12 Termination of Indemnification Period. The termination of the rights of an Indemnified Party to receive indemnity as described in Section 9.11 of this Agreement shall not affect any Person's right to prosecute to conclusion any claim made by that Person prior to the time that the relevant right of indemnity terminates.

          9.13 Exclusive Remedies.    The remedies  provided  in this
Article 9 shall be exclusive and shall preclude assertion by the Company Stockholders or Purchaser of any other rights or the seeking of any other remedies against the others.

ARTICLE 10.    MODIFICATION, WAIVERS AND TERMINATION

          10.1 Modification. Purchaser and the Company Stockholders may, by mutual consent, amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing at any time.

          10.2 Waivers. Each of Purchaser and the Company Stockholders, by an instrument in writing, may extend the time for or waive the performance of any of the obligations of the other or waive compliance by the other with any of the covenants or conditions contained herein.

          10.3 Termination. This Agreement may be terminated, and the transactions contemplated hereby abandoned, prior to the Closing as follows:

               10.3.1         by    Purchaser    and    the    Company
Stockholders by mutual written consent at any time;

               10.3.2 by Purchaser if any of the conditions set forth in Section 7.1 of this Agreement shall not have been fulfilled by the Closing Date;

               10.3.3 by the Company Stockholders if any of the conditions set forth in Section 7.2 of this Agreement shall not have been fulfilled by the Closing Date:

               10.3.4 by Purchaser by giving written notice to the Company Stockholders at any time if the Closing shall not have occurred on or before December 15, 1995 (unless the failure results primarily from Purchaser itself breaching any representation, warranty, covenant or agreement of Purchaser contained in this Agreement);

               10.3.5 by the Company Stockholders by giving written notice to Purchaser at any time if the Closing shall not have occurred on or before December 15, 1995 (unless the failure results primarily from the Company Stockholders themselves breaching any representation, warranty, covenant or agreement of the Company Stockholders contained in this Agreement); or

               10.3.6 by the Company Stockholders or by Purchaser at any time prior to the Closing Date if the Closing shall violate any order, decree or judgment of any court or any Authority having competent jurisdiction.

          10.4 Effect of Termination. In the event this Agreement is terminated pursuant to Section 10.3, all rights and obligations of the parties hereunder shall terminate without liability of any party to any other party (except for any liability of any party then in breach); provided, however, that (a) the provisions of Sections 6.4,
11.7 and this 10.4 shall remain in full force and effect, and (b) Purchaser shall not, for a period of two years after the date of such termination, without the prior written approval of the Company Stockholders, directly or indirectly solicit, encourage, entice or induce any employee of the Company or the Subsidiary on the date hereof or at any time hereafter prior to such termination, to terminate his or her employment with the Company or the Subsidiary.


ARTICLE 11.    MISCELLANEOUS

          11.1 Notices. Any notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and, except as otherwise specified in writing, shall be given by personally delivery, facsimile transmission, Federal Express (or other similar courier service) or by registered or certified mail, postage prepaid, return receipt requested (a) if to Purchaser to the address for notices set forth on the signature page hereto (with copies, as applicable, as set forth on such signature page), and (b) if to the Company Stockholders, c/o Trivest, Inc., 2665 South Bayshore Drive, Eighth Floor, Miami, Florida 33133, telecopier: (305) 285-0102, Attention: General Counsel or to such other addresses as any party hereto may from time to time give notice of (complying as to delivery with the terms of this Section 11.1) to the others. Notice by registered or certified mail shall be effective three days after deposit in the United States mail. Notice by any other permitted means will be effective upon receipt.

          11.2 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, among the parties hereto with respect to the subject matter hereof, except for the Confidentiality Agreement dated June 2, 1995 executed by Purchaser with Bowles Hollowell Conner & Co.

          11.3 Benefits; Binding Effect; Assignment. This Agreement shall be for the benefit of and binding upon the parties hereto, their respective successors and, where applicable, assigns. Prior to Closing, no party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior approval of the other parties; provided, however, that Purchaser may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates, and (b) designate one or more of its Affiliates to perform its obligations hereunder (but in any or all of such cases Purchaser shall nonetheless remain responsible for the performance of all of its obligations hereunder).

          11.4 Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

          11.5 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

          11.6 Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of the Agreement or any part hereof, all of which are inserted conditionally on their being valid in Law and,in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections, had not been inserted.

          11.7 Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, all legal, accounting and other costs and expenses incurred in connection with this Agreement and any of the transactions contemplated hereby on behalf of Purchaser shall be borne and paid by Purchaser, and all such costs and expenses incurred on behalf of the Company, the Subsidiary or the Company Stockholders shall be borne and paid by the Company Stockholders, and no party shall be obligated for any cost or expense incurred by any other party unless this Agreement expressly so provides.

          11.8 Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

           11.9 Counterparts. This Agreement may be executed in any number of counterparts and by the several parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument.

          11.10 Litigation; Prevailing Party. In the event of any litigation with regard to this Agreement, the prevailing party or parties shall be entitled to receive from the non-prevailing party or parties and the nonprevailing party or parties shall pay all reasonable fees and expenses of counsel for the prevailing party or parties.

          11.11 Remedies Cumulative. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to ever other remedy given hereunder or now or hereafter existing at Law or in equity.

          11.12 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of Wisconsin.

          11.13 Construction. The specification of any dollar amount in the representations and warranties or otherwise in this Agreement or in the Schedules hereto or the inclusion of any specific item in the Schedules hereto is not intended and shall not be deemed to be an admission or acknowledgement of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the parties to determine whether any obligation, item or matter (whether or not described herein or included in any Schedule) is or is not material for purposes of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Stock Purchase Agreement as of the day and year first above written.

                              PURCHASER:

                              THE MANITOWOC COMPANY, INC.


                              By: /s/  Fred M. Butler
                                  ____________________________________
                                   Fred M. Butler,
                                   President  and Chief Executive Officer


                              Address for Notices to Purchaser:

                              The Manitowoc Company, Inc.
                              Attention:  Fred M. Butler
                              700 East Magnolia Avenue, Suite B
                              Manitowoc, WI  54221
                              Telecopier No.:  (414) 683-8129

                              Copies of Notices to:

                              Quarles & Brady
                              Attention:  Patrick M. Ryan
                              411 East Wisconsin Avenue
                              Milwaukee, WI  53202
                              Telecopier No.:  (414) 271-3552

                              COMPANY STOCKHOLDERS:

                              TRIVEST INSTITUTIONAL FUND, LTD.

                              By:  Trivest 1988 Fund Managers, Ltd.,
                                     its General Partner

                              By:  Trivest Group, Inc.,
                                     its General Partner

                                   By: /s/ Troy D. Templeton
                                       __________________________
                                        Troy D. Templeton,
                                        Vice President

                              TRIVEST INVESTORS FUND, LTD.

                              By:  Trivest 1988 Fund Managers, Ltd.,
                                   its General Partner

                              By:  Trivest Group, Inc.,
                                   its General Partner


                                   By: /s/ Troy D. Templeton
                                       ___________________________
                                        Troy D. Templeton,
                                        Vice President

                              TRIVEST PRINCIPALS' FUND 1988


                              By: /s/ Earl W. Powell
                                  ________________________________
                                   Earl W. Powell,
                                   Managing General Partner

                                 /s/ Gary L. Hainley
                               ___________________________________

                                   Gary L. Hainley


By its execution  hereof, Trivest, Inc.  agrees to  the provisions  of
Section 2.13 of this Agreement.

                              TRIVEST, INC.

                              By: /s/ Troy D. Templeton
                                 ________________________________
                                   Troy D. Templeton,
                                   Vice President





                     EXHIBITS AND SCHEDULES

EXHIBIT A  -    Opinion of Counsel to Purchaser
EXHIBIT B  -    Opinion of Counsel to the Company Stockholders
EXHIBIT C  -    Warrant Purchase Agreement
EXHIBIT D  -    Escrow Agreement


SCHEDULE 2.1   -    Common Stock Information
SCHEDULE 2.4   -    Accounting Methodology
SCHEDULE 4.2   -    Authority to do Business
SCHEDULE 4.4   -    Subsidiaries
SCHEDULE 4.6   -    Rights; Warrants or Options; Dividends
SCHEDULE 4.7   -    Financial Statements
SCHEDULE 4.8   -    Undisclosed Liabilities
SCHEDULE 4.9   -    Personal Property Liens
SCHEDULE 4.10  -    Real Property
SCHEDULE 4.11  -    Insurance
SCHEDULE 4.12  -    Labor Relations
SCHEDULE 4.13  -    Permits; Compliance With Law
SCHEDULE 4.14  -    Litigation
SCHEDULE 4.15  -    List of Accounts
SCHEDULE 4.16  -    List of Personnel
SCHEDULE 4.17  -    Employee Benefit Plans; ERISA
SCHEDULE 4.18  -    Absence of Changes
SCHEDULE 4.19  -    Tax Matters
SCHEDULE 4.20  -    Environmental Matters
SCHEDULE 4.21  -    Intellectual Property
SCHEDULE 4.22  -    Material Contracts
SCHEDULE 4.23  -    Transactions With Affiliates
SCHEDULE 4.24  -    Powers of Attorney
SCHEDULE 4.25  -    Inventory
SCHEDULE 4.28  -    Plant and Equipment
SCHEDULE 4.29  -    Borrowed Money Debt; Preferred Stock; Warrants
SCHEDULE 4.30  -    Customers
SCHEDULE 5.2   -    Stock Ownership
SCHEDULE 6.2   -    Certain Actions Permitted